UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

GAYLORD ENTERTAINMENT COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Gaylord Entertainment Company at the Gaylord National Resort and Convention Center in National Harbor, Maryland, on May 6, 2008 at 10:00 a.m. local time.

Details of the business that will be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting, proxy statement and proxy card.

It is important that your shares be represented and voted at the Annual Meeting. If you do not plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you received your Annual Meeting materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet, which are both available at www.gaylordentertainment.com on the Investor Relations page. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Colin V. Reed
Chief Executive Officer, President
and Chairman of the Board

GAYLORD ENTERTAINMENT COMPANY
One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. local time on Tuesday, May 6, 2008

PLACE	Gaylord National Resort and Convention Center 201 Waterfront Street National Harbor, Maryland 20745

ITEMS OF BUSINESS	(1) To elect nine (9) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement.

RECORD DATE	You may vote if you were a stockholder of record at the close of business on March 17, 2008.

ANNUAL REPORT	Our 2007 Annual Report to Stockholders, which is not part of the proxy solicitation materials, is also enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. If you do not plan to attend the Annual Meeting, please COMPLETE, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the reply envelope or, if you received the proxy materials via email, follow the voting instructions contained in the email. A proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

CARTER R. TODD
Secretary

Nashville, Tennessee
April 1, 2008

PROXY STATEMENT

The Board of Directors of Gaylord Entertainment Company (“Gaylord,” the “Company,” “we” or “us”) is soliciting proxies for the 2008 Annual Meeting of Stockholders on May 6, 2008, and any postponements and adjournments of such meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. A copy of our 2007 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are being mailed to our stockholders beginning on or about April 1, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

The following proxy materials are available for you to review online at our website, www.gaylordentertainment.com, on the Investor Relations page:

•	This Proxy Statement;

•	Form of proxy card;

•	The Company’s 2007 Annual Report to Stockholders (which is not deemed to be part of the official proxy soliciting materials); and

•	Any amendments to the foregoing materials that are required to be furnished to stockholders.

In accordance with Securities and Exchange Commission rules, the foregoing website does not use “cookies,” track user moves or gather any personal information.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the election of nine (9) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The stockholders will also be asked to vote on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year. The stockholders also will transact any other business that properly comes before the meeting.

Who may vote?

You may vote if you were a holder of record of shares of our common stock at the close of business on March 17, 2008 (the record date). On the record date, there were 40,844,176 shares of common stock outstanding. The shares were held by approximately 2,696 holders of record. You are entitled to one vote for each share of common stock held by you as of the record date.

How do I cast my vote?

If you hold the shares in your own name, you can vote in person at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares FOR the proposals.

In addition, Gaylord stockholders can vote using the Internet or by phone. To use the Internet, log onto www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. Eastern time on May 5, 2008 (for shares in Gaylord’s 401(k) Savings Plan, the voting deadline is 11:59 p.m. Eastern time on May 4, 2008). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. To vote by phone, dial 1-800-690-6903 using a touch-tone telephone up until 11:59 p.m. Eastern time on May 5, 2008 (for shares in Gaylord’s 401(k) Savings Plan, the voting deadline is 11:59 p.m. Eastern time on May 4, 2008). Have your proxy card in hand when you call and then follow the instructions.

What if my shares are held in “street name” by a broker?

If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposals to be presented at the Annual Meeting are considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held by your broker.

How are shares in the Company’s 401(k) Savings Plan voted?

Participants in the Company’s 401(k) Savings Plan are entitled to vote the shares held under the 401(k) Savings Plan in their name. To do this you must sign and timely return the proxy card you received with this Proxy Statement. Your proxy card will be considered your confidential voting instructions, and the 401(k) Savings Plan trustee will direct your vote in the manner you indicate on the proxy card. In order to do this, the proxy results for the shares held in the 401(k) Savings Plan will be tabulated by our transfer agent for all plan participants and reported to the 401(k) Savings Plan trustee on an aggregate basis. The overall vote tallies will not show how individual participants voted. The trustee will vote the shares at the meeting through the custodian holding the shares. If a plan participant’s voting instructions are not received by our transfer agent before the meeting, or if the proxy is revoked by the participant before the meeting, the shares held by that participant will be considered unvoted. All unvoted shares in the plan will be voted at the Annual Meeting by the 401(k) Savings Plan trustee in direct proportion to the voting results of 401(k) Savings Plan shares for which proxies are received.

What shares are included on my proxy card?

Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to the Company’s 401(k) Savings Plan.

How many shares must be present to hold the Annual Meeting?

The holders of a majority of the shares of our common stock outstanding on the record date, or 20,422,089 shares, in person or by a valid proxy, must be present at the meeting for any business to be conducted, known as a “quorum.” Proxies received but marked as “withhold authority,” “abstain” and/or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. We also may adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How does the Board recommend I vote on each of the proposals?

The Board recommends that you vote: FOR the election of the nine (9) nominees to the Board of Directors; and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

How do I change my vote?

You can revoke your proxy at any time before the meeting by:

•	submitting a later-dated proxy card by mail, internet or phone (as provided above under “How do I cast my vote?”);

•	giving written notice to Carter R. Todd, the Secretary of the Company, stating that you are revoking your proxy; or

•	attending the Annual Meeting and voting your shares in person.

Who will count the votes?

Representatives of Broadridge will count the votes and act as the independent inspectors of the election.

What if I send in my proxy card and do not specify how my shares are to be voted?

If you send in a signed proxy but do not give any voting instructions, your shares will be: (a) voted FOR election of the nine (9) nominees to the Board of Directors; and (b) voted FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

How will the proxies vote on any other business brought up at the Annual Meeting?

We are not aware of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy card authorizes Colin V. Reed, Ralph Horn and Carter R. Todd to use their discretion to vote on these other matters.

What are my voting options on the Election of Directors proposal?

You have three choices on the Election of Directors proposal to be voted upon at the Annual Meeting. You may:

•	vote for all of the director nominees as a group;

•	withhold authority to vote for all director nominees as a group; or

•	vote for all director nominees as a group except those nominees you identify on the appropriate line.

How many votes are required to approve the Election of Directors proposal?

Pursuant to our Bylaws, directors must be elected by a plurality of the votes of the shares present (in person or by proxy) and entitled to vote for the election of directors. This means that the nine (9) nominees receiving the greatest number of votes will be elected as directors. If you withhold authority to vote for a director, your withholding authority will have no effect on the outcome. Broker non-votes also will have no effect on the voting outcome of the election of directors.

How many votes are required to approve the other matters?

For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008 and any other matter that properly comes before the meeting, the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on such matter is required. A proxy card marked “ABSTAIN” will not be counted “for” or “against” any such matter and, if the matter is non-discretionary, broker non-votes will not be counted “for” or “against” any such matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008, your abstention will have the same effect as a vote against the proposal. As noted above, if any other matter properly comes before the meeting, your signed proxy card authorizes Colin V. Reed, Ralph Horn and Carter R. Todd to use their discretion to vote on any such matter.

Is my vote confidential?

Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to us unless:

•	a proxy solicitation is contested;

•	you write comments on the proxy card; or

•	you authorize disclosure of your vote.

This policy does not prevent us from ascertaining which stockholders have voted or from taking actions designed to encourage stockholder voting.

How is this proxy solicitation being conducted?

We will bear the cost of soliciting proxies for the Annual Meeting. We have retained Broadridge to assist in the solicitation and will pay approximately $5,000 for its assistance. Our officers and employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

ELECTION OF DIRECTORS

You may vote on the election of nine (9) directors to the Board of Directors.

The current Board of Directors consists of nine (9) directors. All of our directors are elected annually. Nine (9) directors will be elected at the Annual Meeting. All of the nominees are currently directors. The Board expects all of the nominees named below to be available for election. In case any nominee is not available, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.

Directors will be elected by a plurality of the shares present (in person or by proxy) and entitled to vote for the election of directors. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2009 or until his or her respective successor is duly elected and qualified, or until his or her earlier resignation or removal.

Information About the Nominees for Director

Information concerning the nominees proposed by the Board for election as directors is set forth below.

Michael J. Bender	Director since 2004. Age 46.

From 2003 through 2007, Mr. Bender was an executive of Cardinal Health, a provider of products and services to the healthcare industry. Most recently Mr. Bender served as the President/General Manager of Cardinal Health’s Retail and Alternate Care business. Prior to that time, Mr. Bender was Vice President of Store Operations for Victoria’s Secret Stores, an owner and operator of women’s clothing stores. He also spent 14 years at snack and beverage distributor PepsiCo in a variety of sales, finance and operating roles.

E. K. Gaylord II	Director since 1977. Age 50.

Mr. Gaylord served as the Company’s Chairman of the Board from May 1999 through April 2001. He served as interim President and Chief Executive Officer of the Company from July 2000 until September 2000, and as Vice-Chairman of the Board from May 1996 to May 1999. He was the President of the privately-held Oklahoma Publishing Company from June 1994 until December 2002. Mr. Gaylord has been Chairman of the privately-held sports management firm Gaylord Sports Management since January 2004, Chairman of the privately-held film company Gaylord Films since June 2002, and Chairman of Medtrust LLC, a privately-held healthcare services firm, since 2007.

E. Gordon Gee	Director since 2002. Age 64.

Mr. Gee is President of Ohio State University, a position he has held since October 2007. Previously, Mr. Gee was Chancellor of Vanderbilt University, a position he had held since August 2000. Mr. Gee was President of Brown University from January 1998 until January 2000 and was President of Ohio State University from September 1990 to January 1998. Mr. Gee is a member of the board of directors of toymaker Hasbro, Inc., retailer Limited Brands, Inc. and coal producer Massey Energy Company.

Ralph Horn	Director since 2001. Age 67.

Mr. Horn served as the Chairman of the Board of financial services company First Tennessee National Corporation (now First Horizon National Corporation) and First Tennessee Bank, National Association, its principal subsidiary, from 1996 until his retirement in December 2003. Mr. Horn served as Chief Executive Officer of First Tennessee National Corporation from 1994 through 2002 and as its President from 1991 through 2001. Mr. Horn is a director of Mid-America Apartment Communities, Inc., an owner of apartment communities.

Ellen Levine	Director since 2004. Age 65.

Ms. Levine is Editorial Director of Hearst Magazines, one of the world’s largest magazine publishers. Prior to assuming this role in 2006, Ms. Levine had served as Editor-in-Chief of the Hearst publication Good Housekeeping since 1994. In 2000, she was instrumental in founding O, The Oprah Magazine, and continues to serve as its Editorial Consultant. Ms. Levine also served as Editor-in-Chief of Redbook (1990-1994) and Woman’s Day (1982-1990) and as a Senior Editor of Cosmopolitan (1976-1982). She is also a director of Finlay Enterprises, Inc., the parent company of Finlay Fine Jewelry.

R. Brad Martin	Director since 2006. Age 56.

Mr. Martin is Chairman of RBM Venture Company, a private investment company. Prior to his retirement in 2007, Mr. Martin was Chief Executive Officer of clothing retailer Saks Incorporated and its predecessor companies, a position he had held since 1989. Mr. Martin is a director of Lululemon Athletica Inc., an athletic apparel retailer, and First Horizon National Corporation.

Colin V. Reed	Director since 2001. Age 60.

Mr. Reed has served as President and Chief Executive Officer and a director of the Company since April 2001, and Mr. Reed was also elected Chairman of the Board of Directors of the Company in May 2005. Prior to joining the Company, Mr. Reed had served as a member of the three-executive Office of the President of gaming company Harrah’s Entertainment, Inc. since May 1999, and he had served as Harrah’s Chief Financial Officer since April 1997. Mr. Reed also was a director of Harrah’s from 1998 to May 2001. Mr. Reed served in a variety of other management positions with Harrah’s and its predecessor, hotel operator Holiday Corp., since 1977. Mr. Reed is a director of First Horizon National Corporation.

Michael D. Rose	Director since 2001. Age 66.

Mr. Rose served as Chairman of the Board of the Company from April 2001 through May 2005 and has served as Chairman of the Executive Committee of the Board of the Company since May 2005. Mr. Rose currently serves as Chairman of the Board of Directors of First Horizon National Corporation. Since 1998, Mr. Rose has been a private investor and Chairman of Midaro Investments, a privately held investment firm. In 1995, Mr. Rose became Chairman of the Board of both hotel operator Promus Hotel Corporation and Harrah’s Entertainment, Inc. when the two companies split into two publicly-traded companies. He retired from the Boards of Harrah’s in 1996 and Promus in 1997. Mr. Rose also served as Chairman from 1990 to 1995, and Chief Executive Officer from 1990 to 1994, of the Promus Companies, Incorporated. Mr. Rose is also a director of restaurant operator Darden Restaurants, Inc. and food manufacturer General Mills, Inc.

Michael I. Roth	Director since 2004. Age 62.

Mr. Roth is Chairman and Chief Executive Officer of the Interpublic Group of Companies, a global marketing services company. He was appointed Interpublic’s Chief Executive Officer in January of 2005. Prior to becoming Chairman of Interpublic in July 2004, Mr. Roth had been a member of Interpublic’s Board of Directors since 2002. Previously, Mr. Roth was Chairman of the Board and Chief Executive Officer of financial services company The MONY Group Inc. and its predecessor entities since 1997. Mr. Roth is also a director of office technology provider Pitney Bowes, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

Corporate Governance

Our business is managed under the direction of the Board of Directors. The Board of Directors delegates the conduct of the business to our senior management team. The Board of Directors held eight meetings during 2007. All incumbent directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the directors served during their tenure on the Board.

Our non-management directors meet in regularly scheduled executive sessions, and they selected Ralph Horn to serve as the presiding or lead director of these executive sessions. A description of the duties of the lead director is also posted on our web site at www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page).

We have adopted Corporate Governance Guidelines governing the conduct of our Board of Directors. The charters of our Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, are all posted on our web site at www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page).

We have also adopted a Code of Ethics which is applicable to all employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available on our web site at www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page). We intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our directors, chief executive officer, principal financial officer or principal accounting officer) at this location on our website.

We will provide a copy of our Corporate Governance Guidelines, our committee charters or our Code of Ethics (and any amendments or waivers) to any stockholder or other person upon receipt of a written request addressed to Gaylord Entertainment Company, Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214.

Board Member Attendance at Annual Meeting

We strongly encourage each member of the Board of Directors to attend the Annual Meeting of Stockholders. All of the directors then in office attended the 2007 Annual Meeting of Stockholders.

Independence of Directors

Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2008. Our Board of Directors determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making this assessment, the Board looks not only at relationships from the director’s standpoint, but also at relationships of persons or organizations with which the director has an affiliation. In making its determination, the Board of Directors adheres to the requirements of, and applies the standards set forth by, both the New York Stock Exchange (as set forth in Section 303A.02 of the listed company manual) and the Securities and Exchange Commission.

During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors, or their affiliates, and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that, with the exception of Colin V. Reed and Michael D. Rose, all of the current directors of the Company are independent of the Company and its management.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Human Resources Committee and the

Nominating and Corporate Governance Committee. The table below shows current membership for each of the standing Board committees:

	Human	Nominating and
Audit	Resources	Corporate Governance

R. Brad Martin*	Michael A. Roth*	Ralph Horn*
Michael J. Bender	Ralph Horn	E. Gordon Gee
E. K. Gaylord II	E. Gordon Gee	Ellen Levine
Ellen Levine

*	Committee Chair

In accordance with New York Stock Exchange listing standards, all the committees are comprised solely of non-employee, independent directors.

The Audit Committee

The Audit Committee is responsible for:

•	overseeing the integrity of our financial information, the performance of our internal audit function and system of internal controls and compliance with legal and regulatory requirements relating to preparation of financial information;

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	meeting with our independent registered public accounting firm and with our director of internal audit concerning, among other things, the scope of audits and reports; and

•	reviewing the work programs of our independent registered public accounting firm and the results of its audits.

The Board has determined that all the members of the Audit Committee are financially literate pursuant to the New York Stock Exchange rules. The Board also has determined that Mr. Martin, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning stipulated by the Securities and Exchange Commission.

In 2007, the Audit Committee met nine times.

The Human Resources Committee

The Human Resources Committee is responsible for:

•	reviewing and approving all compensation policies and programs that benefit employees, including employment and severance agreements, incentive programs, benefits and retirement programs;

•	reviewing and approving the Chief Executive Officer’s objectives, performance and compensation;

•	administering our equity incentive plan; and

•	reviewing and approving compensation for executive officers and directors.

The Committee has also delegated to the Chief Executive Officer the authority to make limited equity grants to new members of the Company’s management team to allow such grants to be made in a timely manner, as the Committee generally only meets on a quarterly basis. Equity grants under this delegation of authority may only be made as initial equity grants to newly hired executives (other than officers subject to Section 16 of the Securities Exchange Act of 1934) and on the same terms and conditions as were applied by the Committee in its most recent prior equity grants. In addition, equity grants under this delegation of authority to any one executive are limited to 12,500 shares granted as stock options (or similar awards such as stock appreciation rights) or 6,250 restricted shares (or similar awards such as restricted stock units or performance shares).

For additional information regarding the Committee’s processes and procedures for considering and determining executive and director compensation, see “Compensation Discussion and Analysis” below. The Committee engages a competent executive compensation consultant, who is independent of conflicts with Board members or Company management. The compensation consultant assists the Committee in determining if its strategies and plans are advisable based on the Company’s current financial position and strategic goals, as well as developments in corporate governance and compensation design. Each year, at the Committee’s request, the compensation consultant performs several analyses, including internal pay equity, updating of the executive salary structure and modeling of executive compensation levels at different levels of Company performance, to assist the Committee in its review. In 2007, the Human Resources Committee met five times.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for:

•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;

•	developing and recommending changes and modifications to our corporate governance guidelines and a code of conduct to the Board;

•	monitoring and enforcing compliance with our corporate governance guidelines, certain provisions of our code of conduct and other policies; and

•	advising the Board on corporate governance matters.

In 2007, the Nominating and Corporate Governance Committee met four times.

A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually by the Nominating and Corporate Governance Committee to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.

The Nominating and Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and stockholders. To date the Committee has not engaged a third party to identify prospective nominees. The Committee will only consider stockholder nominees for Board membership submitted in accordance with the procedures set forth below in “Additional Information — Stockholder Nominations of Candidates for Board Membership.”

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the following standards and qualifications:

•	the ability of the prospective nominee to represent the interests of our stockholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards; and

•	the extent to which the prospective nominee contributes to the range of knowledge, skill and experience appropriate for the Board.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After competing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

New directors participate in an orientation program that includes discussions with senior management, background materials on our strategic plan, organization and financial statements and visits to our facilities. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.

Compensation Committee Interlocks and Insider Participation

The Human Resources Committee (which functions as our compensation committee) is comprised entirely of independent directors. In addition, there are no relationships among our executive officers, members of the Human Resources Committee or entities whose executives serve on the Board of Directors or the Human Resources Committee that require disclosure under applicable regulations of the Securities and Exchange Commission.

Compensation of Directors

Summary of Compensation.  As described more fully below, this chart summarizes the annual compensation for the Company’s non-employee directors, as well as Mr. Rose (who serves as Chairman of the Executive Committee of the Board of Directors), during 2007:

					Change in Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred Compen-	All Other
	in Cash	Awards	Awards	Compensation	sation Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)(4)	(g)	(h)

Michael J. Bender	$63,000	$55,650	$51,267	—	—	−0−	$169,917
E. K. Gaylord II	63,000	55,650	27,638	—	—	−0−	146,288
E. Gordon Gee	66,750	55,650	27,638	—	—	−0−	150,038
Ralph Horn	78,000	55,650	27,638	—	—	−0−	161,288
Ellen Levine	66,500	55,650	57,618	—	—	−0−	179,768
R. Brad Martin	66,750	177,975	−0−	—	—	−0−	244,725
Michael I. Roth	66,750	55,560	54,838	—	—	−0−	177,238
Michael D. Rose(5)	54,738	63,563	53,538	—	—	$68,162	240,001
Robert P. Bowen(6)	32,500	−0−	28,154	—	—	−0−	60,654

(1)	The dollar amount listed in this column represents retainer fees actually paid in cash to each director or deferred pursuant to the Director Deferred Compensation Plan, described more fully below. The annual retainer fee for service on the Board of Directors and its committees is payable quarterly. Due to the timing of the payments, changes in committee assignments in 2007 and the change in the Board annual retainer described below, the amounts listed in this column may not necessarily correspond to the amounts listed below under “Cash Compensation of Directors.”

(2)	Represents the proportionate amount of the total value of stock awards to directors recognized as an expense during 2007 for financial accounting purposes under SFAS 123R, disregarding for this purpose the estimate of forfeitures relating to service-based vesting conditions. See Note 11 to our consolidated financial statements for the three years ended December 31, 2007, included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 28, 2008, for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the grant date for stock awards is spread over the number of months of service required for the grant to become non-forfeitable, so the ratable amounts expensed for the 2007 grant, as well as prior-year grants, are included in this column. As described more fully below in “Equity Compensation of Directors” below, on May 3, 2007, each director listed above received an annual grant of 1,500 restricted stock units, which will vest fully on May 3, 2008. The grant date fair value of the stock award to each director was $83,475.

(3)	Represents the proportionate amount of the total value of option awards to directors recognized as an expense during 2007 for financial accounting purposes under SFAS 123R, disregarding for this purpose the estimate of forfeitures relating to service-based vesting conditions. See Note 11 to our consolidated financial statements for the three years ended December 31, 2007, included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 28, 2008, for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the grant date for option awards is spread over the number of months of service required for the grant to become non-forfeitable, so the ratable amounts expensed for prior-year grants are included in this column. As described more fully below in “Equity Compensation of Directors”, prior to 2007 each director listed above received an annual grant of options and an initial grant of options upon election to the board of directors. At December 31, 2007, the aggregate number of option awards held by each director listed above was as follows: Michael Bender — 17,500; E.K. Gaylord II — 206,500; E. Gordon Gee — 37,000; Ralph Horn — 37,000; Ellen Levine — 20,000; R. Brad Martin — 0; Michael D. Rose — 210,000; and Michael I. Roth — 25,000.

(4)	Mr. Gaylord, Mr. Horn and Mr. Martin have elected to defer their annual retainer for service on the Board and committees pursuant to the Company’s Director Deferred Compensation Plan described in “Cash Compensation of Directors” below. No amount is reported in this column as a result of the fact that above-market or preferential earnings are not available under such plan.

(5)	Mr. Rose agreed to serve as Chairman of the Executive Committee of the Board of Directors pursuant to an agreement with the Company which expires on May 1, 2009. The amount set forth above under the heading “Fees Earned or Paid in Cash” represents the cash compensation paid to Mr. Rose pursuant to this agreement. The amount set forth above under the heading “All Other Compensation” represents the value of the other compensation paid to Mr. Rose pursuant to this agreement and is comprised of the following: Company 401(k) plan matching contributions — $2,820; premiums for group term life insurance not generally made available to the other officers or employees of the Company — $4,908; premiums for long-term disability insurance not generally made available to the other officers or employees of the Company — $2,367; car allowance — $12,600; payment of business expenses, including office rental — $29,653; financial counseling and tax preparation services — $15,000; and executive physical examination fees — $814.

(6)	Mr. Bowen did not stand for re-election to the Company’s Board of Directors at the Company’s 2007 Annual Meeting of Stockholders held on May 3, 2007.

Cash Compensation of Directors.  The Human Resources Committee reviews and recommends the compensation for directors. Directors who are not employees of the Company are compensated for their service as a director as follows:

Compensation Item	Amount

Fees Payable to All Directors
Annual Retainer	$50,000
Fees Payable to Audit Committee Members
Audit Committee Chair	20,000
Other Audit Committee Members	10,000
Fees Payable to Human Resources Committee Members
Human Resources Committee Chair	12,500
Other Human Resources Committee Members	7,500
Fees Payable to Nominating and Corporate Governance Committee Members
Nominating and Corporate Governance Committee Chair	12,500
Other Nominating and Corporate Governance Committee Members	7,500

In addition, each non-employee director receives a fee of $1,500 for attending each meeting of the Board of Directors.

Pursuant to the Company’s Director Deferred Compensation Plan, non-employee directors may defer the fees described above into this plan until their retirement or resignation from the Board. Earnings on fees deferred under this plan accrue based on either, at the participant’s election, the performance of the Company’s common stock or the performance of a pre-determined investment allocation. Currently three directors (Messrs. Gaylord, Horn and Martin) participate in this plan.

Directors who are employed by the Company do not receive cash compensation for their service as directors. As described above, Mr. Rose receives cash compensation pursuant to the terms of his agreement with the Company pursuant to which he agreed to serve as Chairman of the Executive Committee of the Board of Directors. All directors are reimbursed for expenses incurred in attending meetings.

Equity Compensation of Directors.  Each newly-elected non-employee director receives a grant of 3,000 restricted stock units, vesting fully on the first anniversary of the date of grant, pursuant to our 2006 Omnibus Incentive Plan, described below. In addition, each non-employee director as well as Mr. Rose receives, as of the date of the first board meeting following our annual meeting of stockholders, an annual grant of 1,500 restricted stock units, vesting fully on the first anniversary of the date of grant, pursuant to our 2006 Omnibus Incentive Plan.

Until restricted stock units vest and shares of common stock are issued in conversion of the restricted stock units, the director does not have any rights as a stockholder of the Company with respect to such shares, other than the right to receive a cash payment equal to any dividends paid on the common stock. The restricted stock units permit a director to defer the issuance of the common stock to be issued upon conversion of the restricted stock units to a specific date in the future or until the director’s date of retirement from the Board of Directors, whichever comes first. Shares of common stock issued upon conversion of restricted stock units must be held until six months after the conclusion of a director’s service on the Board of Directors.

Prior to 2007, newly-elected non-employee directors received a one-time grant of a non-qualified stock option to purchase 10,000 shares of common stock at an exercise price equal to the closing sales price of our common stock on the date prior to the grant date, vesting ratably over a four-year period, with one-fourth vesting annually beginning the first year after the date of grant. In addition, prior to 2007, each non-employee director received, as of the date of the first board meeting following our annual meeting of stockholders, an annual grant of a non-qualified stock option to purchase 5,000 shares of common stock, at an exercise price equal to the closing sales price of our common stock on the date prior to the grant date, vesting on the first anniversary of the award date. These options generally had a term of ten years.

Director Stock Ownership Guidelines.  In 2006, the Board of Directors adopted stock ownership guidelines for non-employee directors. The guidelines provide that directors must hold a minimum of 5,000 shares of our common stock, with a five-year time period from the date of adoption of the guidelines in which to comply with such requirement. Unvested shares of restricted stock or shares of common stock issuable upon conversion of outstanding restricted stock units will be credited toward this requirement.

COMMUNICATIONS WITH MEMBERS OF THE BOARD

Direct Communications with Board Members

Stockholders, employees and other parties interested in communicating directly with members of the Board of Directors (including our non-management directors) may do so by writing to Corporate Secretary, Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214. As set forth in the Corporate Governance Guidelines, the Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. In addition, stockholders, employees and other interested parties may communicate directly with the lead non-management director (Mr. Ralph Horn), individual non-management directors or the non-management directors as group by email at boardofdirectors@gaylordentertainment.com.

Reporting of Ethical Concerns to the Audit Committee of the Board

The Audit Committee of the Board of Directors has established procedures for employees, stockholders, vendors or others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Matters may be reported as follows:

•	if you are an employee, contact your manager or human resources representative first (unless the matter involves such person)

•	or contact our General Counsel:

Carter R. Todd
One Gaylord Drive
Nashville, TN 37214
615-316-6186

•	or call the Ethics Hot Line at 1-888-736-9830-on an identified or anonymous basis.

TRANSACTIONS WITH RELATED PERSONS

During the Company’s last fiscal year, there were no related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Our policies and procedures for the review, approval or ratification of related person transactions (including those required to be disclosed under Item 404(a) of Regulation S-K) are outlined in the charter of the Audit Committee of the Board of Directors and are as follows: Possible related person transactions are first screened by the Company’s legal department for materiality and then sent to the Audit Committee of the Board for review, discussion with the Company’s management and independent registered public accounting firm and approval. In its discretion, the Audit Committee may also consult with the Company’s legal department or external legal counsel. Audit Committee review and approval of related person transactions would be evidenced in the minutes of the applicable Audit Committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2008 (unless otherwise noted) for:

•	each of our directors and director nominees;

•	each of our named executive officers (the executive officers named in the Summary Compensation Table below);

•	each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the table are based on 41,209,476 voting shares outstanding as of March 1, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by certain family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of March 1, 2008 or the vesting of restricted stock units which are scheduled to vest within 60 days of March 1, 2008 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. Unless otherwise indicated, the address for each person listed in the table is our principal office.

	Number of Shares		Percent
Name	Owned		of Class

Michael J. Bender	15,000	(1)	*
E. K. Gaylord II	447,324	(2)	1.1%
E. Gordon Gee	37,000	(1)	*
Ralph Horn	38,000	(3)	*
Ellen Levine	17,500	(1)	*
R. Brad Martin	3,000	(4)	*
Colin V. Reed	1,040,005	(5)	2.5%
Michael D. Rose	252,049	(6)	*
Michael I. Roth	27,640	(7)	*
David C. Kloeppel	426,573	(8)	1.0%
John P. Caparella	104,152	(9)	*
Mark Fioravanti	137,579	(10)	*
Carter R. Todd	35,303	(11)	*
Gabelli Funds	3,745,079	(12)	9.1%
Baron Capital Group, Inc.	3,169,100	(13)	7.7%
T. Rowe Price Associates, Inc.	2,944,000	(14)	7.1%
Advisory Research, Inc.	2,920,946	(15)	7.1%
Columbia Wanger Asset Management, L.P.	2,473,800	(16)	6.0%
All executive officers and directors as a group (15 persons)	2,664,842	(17)	6.2%

*	Less than 1%

(1)	Consists of shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 3, 2008.

(2)	Includes 206,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 3, 2008.

(3)	Includes 37,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 3, 2008.

(4)	Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 3, 2008.

(5)	Includes 957,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 170,000 shares of common stock issuable upon the vesting of restricted stock unit awards granted pursuant to the 2003 PARSUP Program, as defined and described in more detail in “Compensation Discussion and Analysis” below, as well as 182,000 shares of common stock issuable upon the vesting of restricted stock unit awards granted on February 4, 2008, as described in more detail in “Compensation Discussion and Analysis” below.

(6)	Includes 208,750 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 3, 2008.

(7)	Includes 25,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 3, 2008.

(8)	Includes 8,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2008 and 340,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 75,000 shares of common stock issuable upon the vesting of restricted stock unit awards granted on February 4, 2008, as described in more detail in “Compensation Discussion and Analysis” below.

(9)	Includes 76,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 75,000 shares of common stock issuable upon the vesting of restricted stock unit awards granted on February 4, 2008, as described in more detail in “Compensation Discussion and Analysis” below.

(10)	Includes 1,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2008 and 102,250 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 20,000 shares of common stock issuable upon the vesting of restricted stock unit awards granted on February 4, 2008, as described in more detail in “Compensation Discussion and Analysis” below.

(11)	Includes 17,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 20,000 shares of common stock issuable upon the vesting of restricted stock unit awards granted on February 4, 2008, as described in more detail in “Compensation Discussion and Analysis” below.

(12)	Based upon information set forth in Amendment No. 25 to Schedule 13D, filed with the Securities and Exchange Commission on June 7, 2007 jointly by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Gabelli Securities, Inc. (“GSI”) and MJG Associates, Inc. (“MJG”). Gabelli Funds, GAMCO and GSI are affiliates of GGCP, Inc., formerly Gabelli Group Capital Partners, Inc. (“GGCP”), and GAMCO Investors, Inc., formerly Gabelli Asset Management Inc. (“GBL”). Mario J. Gabelli is the majority stockholder and Chief Executive Officer of GGCP and Chairman and Chief Executive Officer of GBL, and he is the sole shareholder, director and employee of MJG. Gabelli Funds has sole voting and dispositive power with respect to 1,049,459 shares. GAMCO has sole voting power with respect to 2,613,120 shares and sole dispositive power with respect to 2,693,120 shares. MJG has sole voting and dispositive power with respect to 1,000 shares. GSI has sole voting and dispositive power with respect to 1,500 shares. The address for all of these persons is One Corporate Center, Rye, New York 10580.

(13)	Based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 12, 2008 jointly by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron. BAMCO and BCM are subsidiaries of BCG. Ronald Baron owns a controlling interest in BCG. BCG and Ronald Baron have shared voting power with respect to 2,984,100 shares and have shared dispositive power with respect to 3,169,100 shares. BAMCO has shared voting power with respect to 2,914,500 shares and has shared dispositive power with respect to 3,094,500 shares. BCM has shared voting power with respect to 69,600 shares and has shared dispositive power with respect to 74,600 shares. The address for all of these persons is 767 Fifth Avenue, New York, New York 10153.

(14)	Based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2008 jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Mid-Cap Growth Fund, Inc. (“Price Growth Fund”). Price Associates is investment adviser for Price Growth Fund. Price Associates has sole voting power with respect to 545,600 shares and has sole dispositive power with respect to 2,944,000 shares. Price Growth Fund has sole voting power with respect to 2,250,000 shares. The address for Price Associates and Price Growth Fund is 100 E. Pratt Street, Baltimore, Maryland 21202.

(15)	Based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2008 by Advisory Research, Inc. (“ARI”), which has sole voting and dispositive power with respect to 2,920,946 shares. The address for ARI is 180 North Stetson Street, Suite 5500, Chicago, Illinois 60601.

(16)	Based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on January 22, 2008 by Columbia Wanger Asset Management, L.P. (“CWAM”). CWAM has sole voting power with respect to 2,353,800 shares, shared voting power with respect to 120,000 shares and sole dispositive power with respect to 2,473,800 shares. The address for CWAM is 227 West Monroe Street, Suite 300, Chicago, Illinois 60606.

(17)	Includes 9,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2008 and 2,119,700 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2008. Does not include 574,000 shares of common stock issuable upon the vesting of restricted stock unit awards that do not vest within 60 days of March 1, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Human Resources Committee (the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s named executive officers and the other senior executive officers is fair, reasonable and competitive. The Committee is also responsible for overseeing the Board’s and management’s evaluation of the performance of the named executive officers and administering the Company’s cash- and equity-based incentive plans. The Committee undertakes these responsibilities pursuant to a written charter adopted by the Committee and the Board, which is reviewed at least annually by the Committee. The Committee’s charter may be viewed in full on the Company’s website, www.gaylordentertainment.com (under “Corporate Governance” on the Investor Relations page).

The Committee is comprised solely of “non-employee directors” as defined in Rule 16b-3 of the rules promulgated under the Securities and Exchange Act of 1934, as amended, “outside directors” for purposes of regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and “independent directors” as defined in Section 303A.02 of the New York Stock Exchange corporate governance listing standards, in each case as determined by our Board of Directors. In addition to a determination of independence, the Nominating and Governance Committee of our Board recommends Committee membership based on such knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Committee.

The Decision-Making Process and the Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the Company’s named executive officers. The Company’s Chief Executive Officer annually reviews the performance of each named executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Committee). Recommendations based on these reviews are discussed with the Committee. The Committee then discusses and approves compensation for each named executive officer, based on such factors as the compensation analysis performed by the Committee’s external compensation consultant, the Chief Executive Officer’s assessment of individual performance and the Company’s performance. Since 2007, the Committee has engaged Watson Wyatt & Company (“Watson Wyatt”) to assist us in reviewing the Company’s compensation strategies and plans.

The process is similar for determining compensation for the Chief Executive Officer, except that the Chief Executive Officer does not provide the Committee with a recommendation. The Chief Executive Officer presents a self-assessment of his performance during the year to the Committee, which then meets in executive session to discuss and set his compensation, based on the compensation analysis performed by the Committee’s external compensation consultant and the Committee’s assessment of the Chief Executive Officer’s performance and the Company’s performance.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that rewards the achievement of specific annual and long-term goals by the Company and which aligns the named executive officers’ interests with those of the stockholders by rewarding performance commensurate with achievement, with the ultimate objective of increasing stockholder value. The Committee evaluates compensation to ensure that the Company maintains its ability to attract and retain superior employees, including each named executive officer, in key positions, and that compensation provided to these employees is competitive in the marketplace. The principal objective of the Company is to maximize stockholder value through the development and enhancement of the Company’s business.

To further that objective, the Company’s executive compensation program is designed to:

•	attract, retain and reward management personnel by providing competitive pay for each position, with a goal of generally establishing total compensation in the range of the 50th to 75th percentile of total compensation data, based on a broad-based study of compensation market-wide (using a regression analysis to adjust for differences in Company size) provided by the Committee’s compensation consultant, as described in more detail below;

•	align executive and stockholder interests by rewarding performance that enhances stockholder value; and

•	provide appropriate incentives for executives to achieve Company, business unit and individual performance goals.

The Committee believes that a substantial portion of each named executive officer’s compensation should be based on the Company’s performance achievements, as well as the named executive officer’s own performance compared to relevant goals. The Committee’s compensation philosophy for each named executive officer, therefore, emphasizes an overall analysis of the executive’s performance for the year, projected role and responsibilities, required impact on execution of Company strategy, external pay practices and total cash and total direct compensation positioning, as well as other factors the Committee deems appropriate. Our philosophy also considers employee retention, vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent.

Compensation Programs for 2007

In determining total compensation for 2007, the Committee relied on the results of its assessment of the performance, responsibilities, expectations and experience of each named executive officer. The Committee also relied upon data derived from a market-wide study of compensation (using a regression analysis to adjust for differences in Company size) provided by Hewitt Associates, and, with respect to the Chief Executive

Officer and Chief Financial Officer, the compensation consultant’s analysis and comparison of the compensation of these executives to a peer group composed of the following eight companies from the lodging industry:

•	Boyd Gaming Corporation

•	Choice Hotels International, Inc.

•	Hilton Hotels Corporation

•	Host Marriott Corporation

•	Marriott International, Inc.

•	Starwood Hotels & Resorts Worldwide, Inc.

•	Vail Resorts, Inc.

•	Wyndham Worldwide Co.

These companies were selected as peers for compensation comparison purposes because of their similarity to the Company in terms of size (revenues, market capitalization, number of employees and/or operating income), their industry classification and the existence of publicly available data. The reduction in size of the Company’s peer group from previous years is due to the significant amount of mergers and acquisitions activity in the lodging industry. The peer group study reviewed the competitive pay practices of the peer companies, primarily using publicly available 2006 proxy statement data.

The components of total executive compensation for 2007 are described in detail below. The primary components of the 2007 program were cash compensation, consisting of a mix of base salary and annual cash incentive plan compensation, as well as long-term equity incentives, consisting of stock options with time-based vesting. In establishing the level of long-term equity incentives awarded in 2007, the Committee took into account the impact of the grant in 2003, and ultimate vesting in February 2008, of the performance-accelerated restricted stock unit awards described below. The Company also provides retirement benefits and certain perquisites and other personal benefits.

Target Total Compensation.  In 2007 the Committee generally attempted to provide a total compensation package to each named executive officer that was consistent with total compensation in the 50th percentile of total compensation data, based on a broad-based study of compensation market-wide (using a regression analysis to adjust for differences in Company size) provided by the Committee’s compensation consultant. In certain cases the Committee identified an individual named executive officer as deserving of a more competitive level of total compensation based on individual performance or upon the need to retain the executive. In assessing individual performance for each named executive officer, the Company establishes strategic goals specific to that officer’s role with the Company. The Board of Directors creates the overall strategic direction for the Company and establishes individual strategic objectives of the Chief Executive Officer. Individual strategic goals for each of the other named executive officers are then established to support the overall Company goals, but tailored to the officer’s area of control. These strategic goals may include financial goals or qualitative goals such as specific operational achievements. In these cases the Committee generally attempted to establish such named executive officer’s total compensation in a range of the 50th to the 75th percentile of total compensation data from the compensation study.

In 2007, each named executive officer’s total compensation package consisted of three primary elements:

•	base salary, which reflected individual performance and was designed primarily to be competitive with comparable positions at other companies as described above;

•	annual performance awards payable in cash and primarily based on the financial performance of the Company (or, in the case of Mr. Caparella, net room nights booking goals for the Company’s Gaylord Hotels operating division), in accordance with the goals established by the Committee; and

•	long-term equity incentive awards designed to align the interests of the named executive officers and our stockholders.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews information provided by its compensation consultant to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized only as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. Historically, and in fiscal 2007, the Committee granted a majority of total compensation to the Company’s executive officers in the form of incentive compensation.

Base Salary.  We seek to provide base salaries for our named executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. The 2007 base salary compensation of the Company’s named executive officers was based on the factors described above. Base salaries were adjusted by the Committee, however, to reflect other factors such as an individual named executive officer’s achievement of individual performance objectives and base salary during the prior year. Base salaries for 2007 were as follows:

Name	2007 Base Salary(1)	2006 Base Salary	Percentage Increase

Colin V. Reed	$865,280	$832,000	4.0%
David C. Kloeppel	525,000	494,000	6.3%
John P. Caparella(2)	425,000	350,000	21.4%
Mark Fioravanti(3)	250,000	333,000	(24.9)%
Carter R. Todd	280,000	270,000	3.7%

(1)	Effective April 1, 2007.

(2)	The increase in Mr. Caparella’s base salary from 2006 to 2007 was primarily due to the Committee’s recognition of Mr. Caparella’s increased responsibilities as chief operating officer of our Gaylord Hotels operating division.

(3)	The decrease in Mr. Fioravanti’s base salary from 2006 to 2007 was in connection with Mr. Fioravanti’s assumption of his position as Senior Vice-President and Treasurer. Previously, Mr. Fioravanti was Executive Vice-President and President of the Company’s ResortQuest vacation rental management business, which was divested in 2007.

Annual Cash Incentive Compensation.  The Company’s named executive officers and other employees participate in the Company’s cash incentive plan in accordance with stockholder-approved criteria specified in our omnibus incentive plans. Currently, the annual cash incentive plan is designed to motivate the named executive officers by directly linking the payment of cash incentive compensation to the attainment of designated Company earnings per share (“EPS”) levels. The Committee may determine whether adjustments should be made to reflect non-recurring or extraordinary items affecting the Company’s EPS calculated in accordance with applicable accounting rules. The annual cash incentive compensation for all of the named executive officers other than Mr. Caparella is based solely on the level of achievement of Company adjusted EPS. Mr. Caparella’s annual cash incentive compensation is based 75% on the level of achievement of Company adjusted EPS and 25% on the level of achievement of designated net room night booking goals for our Gaylord Hotels operating division. When awarding annual cash incentive compensation, the Committee also considers whether the named executive officer’s individual strategic objectives were met. The Committee also has the policy that an executive officer is not eligible for annual cash incentive compensation unless he or she achieves a “meets” expectations or greater individual annual performance rating. The Committee has the discretion under the Company’s Incentive Compensation Plan to lower a participant’s annual cash bonus in the event the Committee is not satisfied that the individual satisfied his or her annual performance objectives.

The Committee approved the specific financial performance goals for the Company and each division and the amounts of the bonus pools to be established upon attainment of these goals for 2007. The Committee also approved the following potential bonus award opportunities (set as a percentage of base salary) for each named executive officer for 2007:

	Percentage of Base Salary Payable as Incentive Bonus Upon
	Achievement of Applicable Performance Goals Under Plan
Level of Achievement of Performance Goals Under Plan	Colin V. Reed	David C. Kloeppel	John P. Caparella	Mark Fioravanti	Carter R. Todd

Threshold Performance Goal	50%	37.5%	30%	22.5%	25%
Target Performance Goal	100%	75%	60%	45%	50%
Stretch Performance Goal	150%	112.5%	90%	67.5%	75%

The Company’s “threshold” adjusted EPS performance goal is the goal established by the Committee meriting the payment of the minimum cash incentive award opportunity established by the Committee. The Company’s “target” adjusted EPS performance goal is the goal established by the Committee meriting the payment of the target cash incentive award opportunity established by the Committee. The Company’s “stretch” adjusted EPS performance goal is the goal established by the Committee meriting the payment of the maximum cash incentive award opportunity established by the Committee. The actual adjusted EPS performance goals for 2007 were established by the Committee as follows:

Level of Achievement of
Performance Goal	Company Adjusted EPS

“Threshold” Performance Goal:	$0.0570
“Target” Performance Goal:	$0.0912
“Stretch” Performance Goal:	$0.2350

The percentage of salary awarded for performance falling between the “threshold” and “target” goals and the “target” and “stretch” goals is based on actual results achieved using straight-line interpolation. Similarly, the net room night booking goals for our Gaylord Hotels operating division established for Mr. Caparella were established at the “threshold” (1,552,362 net room nights), “target” (1,724,847 net room nights) and “stretch” (1,897,332 net room nights) levels.

The Company’s actual adjusted EPS for 2007 was $0.29, and our Gaylord Hotels division’s net room night booking achievement was 1,973,835 net room nights. Thus, the “stretch” performance goals were obtained. However, at its February 2008 meeting, the Committee analyzed the Company’s 2007 financial performance in detail and concluded that because of extraordinary events in 2007, it was more appropriate to pay bonuses in respect of the EPS targets based on a level of achievement at the midpoint between the “target” performance level and the “stretch” performance level (with respect to the 25% of Mr. Caparella’s cash incentive compensation based on designated net room nights booking goals for our Gaylord Hotels operating division, Mr. Caparella received the full “stretch” payment since we surpassed our stretch performance goal). For example, the Committee concluded that a portion of the Company’s 2007 EPS increase resulted from interest expense savings because of the divestitures of the Company’s ResortQuest and Bass Pro Shop businesses as well as interest expense savings resulting from the refinancing of the Company’s primary credit facility. The Committee also took note of the recent decline in the Company’s stock price. For these reasons and others, the following cash incentive plan compensation was awarded to our named executive officers in February 2008: Colin V. Reed ($1,060,266); David C. Kloeppel ($485,021); John P. Caparella ($314,461); Mark Fioravanti ($180,063); and Carter R. Todd ($173,459).

For the annual financial and operating objectives in 2007 for our named executive officers under our cash incentive plan, the Committee set the adjusted EPS target goal at our projected adjusted EPS level for 2007 and (in the case of Mr. Caparella the designated net room nights target at the projected net room nights booking goal for 2007), as the Committee believed that achieving these goals would represent a significant step in meeting the Company’s long-term strategic and financial objectives. The Committee set the adjusted EPS and net designated room nights targets for 2007 at levels which it believed would represent satisfactory levels of growth based on these objectives. In making determinations of the desired “threshold”, “target” and “stretch” performance goals for these financial and operational measures, the Committee also considered the general economic climate and the specific market conditions that the Company was likely to face in the applicable time period. The Committee also attempted to set the “threshold”, “target” and “stretch” performance goals for the Company cash incentive plan to ensure that the relative level of difficulty of achieving these levels was generally consistent from year to year.

Long-Term Equity Incentive Compensation.  The Committee believes that a powerful way to align the long-term interests of the named executive officers with those of stockholders is to award equity-based compensation, which may take the form of stock options, restricted stock, restricted stock unit awards or other equity-based awards pursuant to the terms of the Company’s omnibus incentive plans. Further, a significant percentage of each named executive officer’s targeted total compensation is allocated to incentive compensation, including equity-based incentive compensation. The equity-based incentive compensation currently utilized by the Committee is described below.

The Company makes stock option awards pursuant to the 2006 Omnibus Incentive Plan, and prior to adoption of this plan, the Company made such awards pursuant to the Company’s 1997 Omnibus Stock Option and Incentive Plan. Annual stock option award levels vary among participants based on their positions within the Company and are granted at the Committee’s regularly scheduled February meeting. Eligible newly hired executives receive awards of stock options as of the first business day of the month following their hire date, while eligible newly promoted employees receive awards of stock options or restricted stock at the next regularly scheduled Committee meeting on or following their promotion date. Options have been awarded at an exercise price equal to the closing sales price of the Company’s common stock on the date prior to the grant date. With the exception of grants made on February 4, 2008 (the exercise price of which grants exceeded the fair market value of our common stock at the time of grant, as described below), the Committee has never granted options with an exercise price determined in any manner other than as set forth above. During 2006, the Company’s internal audit staff undertook a review of the Company’s historical grant practices which confirmed the Company’s consistent adherence to this principle.

Each option award is evidenced by a written agreement between the Company and the employee. Stock options awarded generally vest ratably over a four-year period, with one-fourth vesting annually beginning on the first anniversary of the date of grant, and have a 10-year term. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Stock option award levels in 2007 for the Company’s named executive officers were consistent with the market-based 2007 compensation targets identified with the advice of the compensation consultant. During February 2007, we granted non-qualified options to purchase the Company’s common stock to our named executive officers as follows:

	Shares Subject to Time-Based
Name	Vesting Option Grant	Exercise Price(1)

Colin V. Reed	75,000	$56.14
David C. Kloeppel	30,000	$56.14
John P. Caparella	30,000	$56.14
Mark Fioravanti	10,000	$56.14
Carter R. Todd	10,000	$56.14

(1)	The exercise price per share was equal to the closing sales price of the common stock on the date immediately preceding the date of grant.

See “Potential Payments on Termination or Change of Control” for a description of the vesting and exercise provisions of each named executive officer’s stock option awards and restricted stock awards in connection with the termination of each named executive officer’s employment with the Company.

In 2003 the Company established the Performance Accelerated Restricted Stock Unit Program (the “PARSUP Program”). Restricted stock unit awards under the PARSUP Program were made in 2003 to designated key employees of the Company (including all of our current named executive officers), with the goal of providing a “front-loaded” equity grant that provided five years’ worth of 40% of these executives’ long-term incentive award opportunity in one grant. Grants pursuant to the PARSUP Program were intended to replace long-term incentive equity grants that otherwise would have been made in each of the 2003 through 2007 fiscal years. The awards had a five-year performance/retention period, such that the restricted stock unit awards would vest in full and shares of common stock would be issued in conversion thereof on February 1, 2008. The awards were eligible for earlier performance vesting in 25% increments beginning in 2004 if during the applicable fiscal year the Company met both of the following performance goals approved by the Committee in any such year: (i) exceeding the Company’s budgeted financial performance by greater than five percent; and (ii) achieving a total stockholder return greater than the 60th percentile of a designated competitive peer group. None of the restricted stock unit awards under the PARSUP Program vested early because the applicable performance targets were not met. On February 1, 2008 the restricted stock unit awards held by all named executive officers fully vested, except for the restricted stock units held by Mr. Reed. Mr. Reed elected, pursuant to the terms of the PARSUP Program, to defer vesting of the restricted stock units. Since 2003 no additional grants of restricted stock unit awards under the PARSUP Program have been made other than in connection with a participant’s promotion or the addition of a new key employee. The following 2003 restricted stock unit awards under the PARSUP Program were held by each named executive officer prior to their vesting on February 1, 2008:

Number of
Restricted Stock Unit Awards Under
Name	PARSUP Program

Colin V. Reed	170,000
David C. Kloeppel	70,000
John P. Caparella	35,000
Mark Fioravanti	35,000
Carter R. Todd	22,500

The Company may also from time to time make grants of restricted stock awards pursuant to the 2006 Omnibus Incentive Plan, and prior to adoption of this plan, the Company made such awards pursuant to the Company’s 1997 Omnibus Stock Option and Incentive Plan. These awards are primarily made in connection with an employee’s promotion or assumption of additional job duties. Restricted stock awards, when made, generally vest over a four year period, with one-fourth vesting annually beginning on the first anniversary of the date of grant. Prior to vesting, the holder of a restricted stock award would have rights as a stockholder with respect to shares (including as to dividends or other distributions), but may not sell or otherwise dispose of such shares. In 2007, no restricted stock awards were made to any named executive officer.

Stock Ownership Guidelines.  To directly align the interests of senior executive officers with the interests of the stockholders and to ensure that they maintain a significant portion of their long-term equity incentive awards, the Committee requires that the Company’s senior executives, including the named executive officers, maintain a minimum ownership interest in the Company. The value of the Company’s stock (as a multiple of the named executive officers’ base salary) required to be owned is as follows:

Multiple of
Executive Officer	Base Salary

Mr. Reed	5x
Messrs. Kloeppel and Caparella	3x
Messrs. Fioravanti and Todd	2x

The named executive officers are required to achieve these ownership requirements by December 31, 2011 (five years from the adoption of the requirement). Shares that are either owned directly (including restricted shares of common stock or restricted stock units, whether vested or not) or indirectly through savings plans sponsored by the Company are included in determining whether an individual attains the minimum ownership guidelines. Shares that are subject to unexercised stock options are not included.

Retirement Plans.  The Company currently maintains a tax-qualified 401(k) retirement savings plan (the “401(k) Savings Plan”). The 401(k) Savings Plan enables our employees to contribute a portion of their annual salary, subject to a limit prescribed by the Internal Revenue Service (the “IRS”), to the 401(k) Savings Plan on a before-tax basis. The Company’s named executive officers, along with certain other highly compensated employees, may contribute the lesser of up to 40% of annual salary on a before-tax basis or an IRS-prescribed limit. The Company makes matching contributions of 100% of each participant’s contributions, up to five percent of the participant’s pay. All Company matching contributions are fully vested upon contribution.

Participants in the 401(k) Savings Plan may choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time, plus a Company stock fund. Participants can daily change their investment selections prospectively by contacting the 401(k) Savings Plan’s trustee.

In addition to the 401(k) Savings Plan, the named executive officers, in addition to certain other eligible executive officers, are entitled to participate in an unfunded, unsecured deferred compensation plan (the “Supplemental Deferred Compensation Plan”). The Supplemental Deferred Compensation Plan, deferrals of compensation under the plan by each named executive officer and Company matching obligations under the plan are discussed in further detail under “Nonqualified Deferred Compensation” below. The Company believes that this plan provides an important retirement savings vehicle for senior executive officers.

The Company has also agreed to pay Mr. Reed a supplemental executive retirement plan benefit (“SERP”). This benefit is discussed in further detail under “Nonqualified Deferred Compensation” below. This benefit was essential, in the Committee’s view, to attracting Mr. Reed to employment with the Company and has proved valuable in securing his extended employment as well.

Perquisites and Other Personal Benefits.  The Company provides the named executive officers with a limited number of perquisites and other personal benefits whose primary purpose is to minimize distractions from the executives’ attention to important Company initiatives. The Company and the Committee believe the perquisites and other personal benefits provided to the named executive officers are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.

We provide the following perquisites to the named executive officers, all of which are quantified in the Summary Compensation Table below:

•	Reimbursement for financial counseling and tax preparation, car allowance and additional life and disability insurance benefits not available to all employees generally. We believe these benefits allow executives to devote additional time and energy to our business.

•	In the case of the Chief Executive Officer, limited personal use of Company aircraft. We believe that this benefit provides better security for the Chief Executive Officer and allows him to devote additional time to Company business. When Company aircraft is used, the amount of personal use is calculated using the Standard Industry Fare Level (“SIFL”) rate. If the Chief Executive Officer’s spouse or other guest accompanies him, that person’s personal use of the aircraft is considered a personal benefit to him. This benefit is generally taxable to the Chief Executive Officer.

•	Reimbursement for physical examinations. This benefit is intended to encourage executives to protect their health.

Compensation Decisions for 2008

During 2007, the Committee undertook a detailed study of long-term incentive compensation to the Company’s senior executives, including the named executive officers, with the assistance of Watson Wyatt, with a focus on the 2008 through 2011 fiscal years. The impetus for this review was the Committee’s belief that it was important to consider the elements of a new long-term incentive plan given several factors, including the vesting of restricted stock unit awards under the PARSUP Program in early 2008, and the level of merger and acquisition activity in the Company’s industry, which significantly reduced the number of companies in the Company’s peer group and increased opportunities for the Company’s senior executive officers for enhanced compensation levels in competitive positions. Based on its review, in November 2007 the

Committee designed a long-term incentive plan intended to meet the objectives expressed in “— Compensation Philosophy and Objectives” above. Specifically, the Committee wanted to:

•	Provide competitive equity-based awards with an opportunity for senior management to receive long-term incentive compensation at the 75th percentile of the Company’s peer group and in the overall hospitality industry, provided designated Company financial goals are met.

•	Emphasize continued employment with the Company through 2011 as fundamental to receiving value from the long-term incentive compensation awards.

Initially, the Committee determined that the most appropriate equity-based component of the long-term incentive plan would be stock options with vesting based on a combination of elapsed time from grant and Company performance in terms of annual growth rate in consolidated cash flow and cumulative cash earnings per share. The Committee believed that this component would most properly ensure effective alignment with shareholders’ interests and would facilitate control of accounting costs associated with the longer term incentive opportunities.

However, after the Committee’s November 2007 meeting, there were increasing signs that the United States economy was slowing considerably, as problems in the mortgage-backed securities market began to result in a notable tightening of credit availability. This hastened the decline of key real estate markets following the significant growth in the domestic real estate market from 2000 to 2007. Over the period of time from October 31, 2007 to January 31, 2008, the Dow Jones Industrial Average lost over nine percent of its value, and certain major hospitality stocks declined by 12%-25% over this period. In addition, the Company’s stock price had seen a similar decline in value over the same period. The Committee believed these changes were a prolonged sector correction for the lodging industry but did not believe that the Company’s stock price accurately reflected its actual value. As a result, at its meeting on February 4, 2008 the Committee elected to implement a long-term incentive compensation program for senior management which utilized a combination of performance-based restricted stock units and time-vested non-qualified stock options.

The Committee designed the performance-based restricted stock unit grants to reinforce retention and motivate the Company’s senior management team to achieve superior returns. The restricted stock units will vest and shares of common stock will be issued in conversion thereof on the fourth anniversary of the date of grant, based on a combination of the Company’s cumulative cash earnings per share compound annual growth rate (“Cash EPS CAGR”) over the 2008 through 2011 fiscal years and its consolidated cash flow compound annual growth rate (“CCF CAGR”) over the 2008 through 2011 fiscal years. Specifically, the units will vest on the fourth anniversary of the date of grant in an amount equal to the percentage determined according to the chart below based on the combination of the Company’s Cash EPS CAGR and CCF CAGR over the 2008 through 2011 fiscal years:

	2008-2011 Cash EPS CAGR(1)
	<10% Cash	10%-20% Cash	> 20% Cash
	EPS CAGR	EPS CAGR	EPS CAGR
Percentage of	50%	75%	100%	> 20% CCF CAGR	2008-
performance-based restricted stock units	25%	50%	75%	10%-20% CCF CAGR	2011 CCF
vesting in each eligible year	0%	25%	50%	<10% CCF CAGR	CAGR(2)

(1)	The Company’s cumulative cash earnings per share is calculated by dividing (i) the Company’s adjusted EBITDA less cash interest plus interest income by (ii) the Company’s fully-diluted outstanding shares using the treasury method. Cumulative cash earnings per share is a non-GAAP financial measure which equals operating income plus depreciation, amortization and interest income, minus cash interest. This measure is used by the Company because the Company believes it provides for a more complete analysis of operating performance by presenting an analysis of operations without the inclusion of certain items which do not impact our ongoing operations, such as gains on the sales of assets or the earnings impact of other capital transactions. Cumulative cash earnings per share should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income or cash from operations).

(2)	Consolidated cash flow is a non-GAAP financial measure which, as defined in the Company’s performance-based restricted stock unit agreement, equals adjusted EBITDA plus pre-opening expenses, non-cash lease expenses and other gains & losses. This measure is used by the Company because it is one of the principal tools used by the Company’s management in evaluating the operating performance of the Company’s business. Consolidated cash flow should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income or cash from operations).

Any performance-based restricted stock units that do not vest according to the above vesting schedule will be forfeited, and the units are not eligible for early vesting. Until the performance-based restricted stock units vest and shares of common stock are issued in conversion thereof, the holder will not have any rights as a stockholder of the Company with respect to such shares, other than the right to receive dividends or other distributions (if made). The performance-based restricted stock units permit the holder to defer the issuance of the common stock to be issued upon conversion of the restricted stock units to a specific date in the future or until the holder’s termination of employment, whichever comes first. Set forth below are the restricted stock unit awards granted to each named executive officer on February 4, 2008:

Number of
Performance-Based Restricted
Name	Stock Unit Awards

Colin V. Reed	182,000
David C. Kloeppel	75,000
John P. Caparella	75,000
Mark Fioravanti	20,000
Carter R. Todd	20,000

In addition, the Committee also made awards of stock options to the named executive officers consistent with the philosophy described above. Specifically, the stock options have a delayed vesting schedule in order to encourage retention of the executives through the 2011 fiscal year. The stock options vest over four years as follows:

1st anniversary of grant date	no vesting
2nd anniversary of grant date	1/3 vesting
3rd anniversary of grant date	1/3 vesting
4th anniversary of grant date	1/3 vesting

In addition, the exercise price of the stock options was not determined using the fair market value on the date of grant, as determined by the 2006 Omnibus Incentive Plan, but rather was set at an exercise price which was higher than the fair market value on the date of grant. This reflected the Committee’s belief that the Company’s stock price was then currently undervalued as well as the Committee’s belief that stock options, which provide no value to the holder unless the underlying stock price increases over time, were inherently performance-based and would serve to align the executives’ interests to those of the Company’s stockholders. In view of the unusual market conditions in existence at the time of the option grants, the Committee further enhanced the performance-oriented nature of the grants by incorporating a “premium” strike price of $38.00 per share. Set forth below are the stock option awards granted to each named executive officer on February 4, 2008:

	Time-Based Vesting	Exercise
Name	Option Grant	Price

Colin V. Reed	275,000	$38.00
David C. Kloeppel	115,000	$38.00
John P. Caparella	115,000	$38.00
Mark Fioravanti	25,000	$38.00
Carter R. Todd	25,000	$38.00

Each option award is evidenced by a written agreement between the Company and the employee. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

The Committee also determined that, as part of its objective to retain the existing senior management team, including the named executive officers, through 2011, the Company should enter into new employment agreements with each member of its senior executives, including each named executive officer, in place of the employment agreements previously entered into with such individuals. Accordingly, in February 2008 the Company entered into revised employment agreements with each member of the Company’s senior executives, including each named executive officer. Generally, these employment agreements have an initial two-year term, with automatic renewal terms of two years each (unless either party provides the other with prior notice of non-renewal). The terms of the employment agreement for each named executive officer, including a description of required severance and/or change of control payments in designated circumstances, are more fully described “Potential Payments on Termination or Change of Control” below.

At its February 4, 2008 meeting, the Committee also reviewed base salaries of the named executive officers with the changes below to be made effective April 1, 2008. The table below summarizes the current base salary levels for the named executive officers:

Name	Base Salary

Colin V. Reed	$910,000
David C. Kloeppel	575,000
John P. Caparella	500,000
Mark Fioravanti	260,000
Carter R. Todd	290,000

At its February 4, 2008 meeting, the Committee also established criteria for 2008 cash incentive plan compensation pursuant to Section 11 of the 2006 Omnibus Incentive Plan. With the exception of Mr. Caparella, each named executive officer will have the opportunity to earn cash incentive compensation equal to the percentage of his 2008 salary set forth in the table below based upon achievement of designated Company adjusted EPS performance goals established by the Committee. Mr. Caparella will have the opportunity to earn cash incentive compensation equal to the percentage of his 2008 salary set forth in the table below based upon both achievement of designated Company adjusted EPS levels and, if the threshold level Company adjusted EPS performance goal is met, achievement of designated net room night booking performance goals for our Gaylord Hotels operating division (and Mr. Caparella’s annual cash incentive compensation will be based 75% on the level of achievement of Company adjusted EPS and 25% on the level of achievement of designated net room night booking goals for our Gaylord Hotels operating division).

	Percentage of Base Salary Payable as Incentive Bonus Upon
	Achievement of Applicable Performance Goals Under Plan
Level of Achievement of Performance Goals Under Plan	Colin V. Reed	David C. Kloeppel	John P. Caparella	Mark Fioravanti	Carter R. Todd

Threshold Performance Goal	50%	37.5%	37.5%	25%	25%
Target Performance Goal	100%	75%	75%	50%	50%
Stretch Performance Goal	200%	150%	150%	100%	100%

When awarding annual cash incentive compensation in 2008, the Committee will continue to consider whether the named executive officer’s individual strategic objectives were met. The Committee also will continue to adhere to the policy that an executive officer is not eligible for annual cash incentive compensation unless he or she achieves a “meets” expectations or greater individual annual performance rating. The Committee continues to have the discretion to lower a participant’s annual cash incentive compensation in the event the Committee is not satisfied that the individual satisfied his or her annual performance objectives.

Tax and Accounting Implications

Deductibility of Executive Compensation.  As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation, other than certain performance-based compensation, of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans (except for time-based vesting restricted stock and the currently outstanding restricted stock unit awards) is generally fully deductible for federal income tax purposes. The Committee also believes that the terms of the new employment agreements for its senior management, including each named executive officer, comply with recent Internal Revenue Service guidance with respect to the deductibility of qualified performance-based compensation in light of certain serverance rights granted to senior management. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating the Supplemental Deferred Compensation Plan in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation.  Beginning on January 1, 2006, the Company began accounting for stock-based payments, including all stock option, restricted stock and restricted stock unit awards, in accordance with the requirements of SFAS 123(R).

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference therein.

The Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on its review and these discussions, the

Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in these proxy materials.

HUMAN RESOURCES COMMITTEE:

MICHAEL I. ROTH, CHAIRMAN
RALPH HORN
E. GORDON GEE
ELLEN LEVINE

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table shows compensation information for Colin V. Reed, our principal executive officer, David C. Kloeppel, our principal financial officer, and the other named executive officers, who are the three most highly compensated executive officers other than Mr. Reed and Mr. Kloeppel.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position(a)	Year(b)	($)(c)(1)	($)(d)(2)	($)(e)(3)	($)(f)(4)	($)(g)(5)	($)(h)	($)(i)(6)	($)(j)

Colin V. Reed	2007	$856,320	—	$759,504	$1,039,682	$1,060,266	—	$159,114	$3,874,886
Chairman of the Board,	2006	823,385	—	759,504	1,005,083	1,236,033	—	145,822	3,960,303
President and Chief Executive Officer
David C. Kloeppel	2007	516,654	—	456,407	415,617	485,021	—	70,203	1,943,902
Executive Vice President	2006	488,885	—	586,399	353,102	550,421	—	49,284	2,028,091
and Chief Financial Officer
John P. Caparella	2007	391,346	—	246,396	251,878	314,461	—	31,658	1,235,739
Executive Vice President	2006	336,923	—	239,780	147,034	277,654	—	40,314	1,041,705
and Chief Operating Officer, Gaylord Hotels
Mark Fioravanti	2007	286,393	—	227,437	228,636	180,063	—	34,237	956,766
Senior Vice President	2006	329,500	—	257,157	241,098	−0−	—	34,596	862,351
and Treasurer
Carter R. Todd	2007	277,308	—	112,012	138,795	173,459	—	29,302	730,876
Senior Vice President and	2006	267,308	—	129,626	117,891	200,630	—	25,966	741,421
General Counsel

(1)	Amounts shown are not reduced to reflect the named executive officers’ contributions, if any, to the Company’s 401(k) Savings Plan or elections, if any, to defer receipt of salary into the Company’s Supplemental Deferred Compensation Plan. Amounts shown are amounts actually paid to the named executive officer during the applicable fiscal year and reflect the impact of a lower base salary for a portion of such year.

(2)	Cash bonuses paid to each named executive officer with respect to the applicable fiscal year are reflected in column (g).

(3)	Represents the proportionate amount of the total value of restricted stock and/or restricted stock unit awards to named executive officers recognized as an expense during the applicable fiscal year for financial accounting purposes under SFAS 123R, disregarding for this purpose the estimate of forfeitures relating to service-based vesting conditions. See Note 11 to our consolidated financial statements for the three years ended December 31, 2007, included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 28, 2008, for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the grant date for restricted stock and/or restricted stock unit awards is spread over the number of months of service required for the grant to become non-forfeitable, so the ratable amounts expensed for both grants made in the applicable fiscal year (if any) and for prior-year grants are included in this column.

(4)	Represents the proportionate amount of the total value of option awards to named executive officers recognized as an expense during the applicable fiscal year for financial accounting purposes under SFAS 123R, disregarding for this purpose the estimate of forfeitures relating to service-based vesting conditions. See Note 11 to our consolidated financial statements for the three years ended December 31, 2007, included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 28, 2008, for the assumptions made in determining SFAS 123R values. The SFAS 123R value as of the grant date for option awards is spread over the number of months of service required for the grant to become non-forfeitable, so the ratable amounts expensed for both the applicable fiscal year grants (if any) and for prior-year grants are included in this column.

(5)	Amounts shown represent amounts paid under the Company’s annual cash bonus program described in “Compensation Discussion and Analysis” above. Bonuses for 2007 were calculated and paid based on amounts of base salary received during the year, taking into account adjustments to base salary during 2007.

(6)	The following table sets forth the components of the All Other Compensation amount for each named executive officer in 2007:

	Company					Financial
	Match to	Company				Couns.
	Supp. Def.	Match to	Group Term	Executive	Car Allow-	and
	Comp. Plan	401(k) Plan	Life	LTD	ance	Tax Prep.	Other
Name	($)(a)	($)(b)	($)(c)	($)(d)	($)	($)	($)(e)	Total ($)

Colin V. Reed	$86,768	$11,250	$11,327	$4,242	$12,600	$2,950	$29,977	$159,114
David C. Kloeppel	53,948	−0−	3,036	1,809	9,600	1,810	−0−	70,203
John P. Caparella	5,553	10,558	3,295	3,007	9,245	−0−	−0−	31,658
Mark Fioravanti	5,598	9,000	2,668	2,547	9,600	470	4,354	34,237
Carter R. Todd	−0−	11,250	2,523	3,007	9,600	2,108	814	29,302

(a)	The Company’s matching obligations for the Supplemental Deferred Compensation Plan accounts of the named executive officers are described in “Nonqualified Deferred Compensation” below.

(b)	The Company makes matching contributions to the 401(k) Savings Plan accounts of the named executive officers as described in “Compensation Discussion and Analysis — Compensation Programs for 2007” above.

(c)	Represents premiums paid for group term life insurance not made available generally to the other officers or employees of the Company.

(d)	Represents premiums paid for long-term disability insurance not made available generally to the other employees of the Company.

(e)	Represents, for Mr. Reed, $22,994 for personal use of the Company aircraft (computed as described in “Compensation Discussion and Analysis” above) and $6,983 for executive physical examination fees, and for Messrs. Fioravanti and Todd, executive physical examination fees.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR END DECEMBER 31, 2007

The following table provides information on awards pursuant to the Company’s incentive plan to each of the Company’s named executive officers. The ratable amount of the stock and option awards expensed in 2007 is included in “Stock Awards” or “Option Awards” column, as applicable, in the Summary Compensation Table set forth above.

					Estimated	All Other	All Other
					Future	Stock	Option
					Payouts	Awards:	Awards:			Grant Date
					Under	Number of	Number of	Exercise or		Fair Value of
					Equity	Shares of	Securities	Base Price of		Stock and
					Incentive	Stock or	Underlying	Option	Closing Price	Option
	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (#)(c)(1)			Plan Awards	Units	Options	Awards	on Grant Date	Awards
	Date	Threshold	Target	Maximum	(#)	(#)	(#)	($/sh)	($/sh)	($)
Name (a)	(b)	($)	($)	($)	(d)	(e)	(f)(2)	(g)	(h)	(i)(3)

Colin V. Reed		$428,537	$857,074	$1,285,611
	2/7/07						75,000	$56.14	$56.49	$1,397,335
David C. Kloeppel		194,009	388,017	582,026
	2/7/07						30,000	56.14	56.49	558,934
John P. Caparella		119,795	239,589	359,384
	2/7/07						30,000	56.14	56.49	558,934
Mark Fioravanti		72,025	144,051	216,076
	2/7/07						10,000	56.14	56.49	186,311
Carter R. Todd		69,384	138,767	208,151
	2/7/07						10,000	56.14	56.49	186,311

(1)	Represents threshold, target and stretch performance goal achievement payout levels under the Company’s annual cash incentive plan for 2007 performance based on the salary actually paid to each named executive officer in 2007. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the amount actually paid to each named executive officer for 2007 performance under the Company’s annual cash incentive plan. See “Compensation Discussion and Analysis — Compensation Programs for 2007” above for additional information regarding the annual cash incentive plan.

(2)	On February 7, 2007, each of the named executive officers was granted options to purchase the Company’s common stock. The options vest in equal installments on the first, second, third and fourth anniversaries of the grant date. The exercise price per share was equal to the closing sales price of the common stock on the date immediately preceding the date of grant.

(3)	This column represents the SFAS 123R values of the stock option awards granted. See Note 11 to our consolidated financial statements for the three years ended December 31, 2007, included in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 28, 2008, for the assumptions made in determining SFAS 123R values.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END DECEMBER 31, 2007

The following table provides information with respect to the outstanding equity awards held by the Company’s named executive officers as of December 31, 2007.

							Stock Awards
										Equity
										Incentive	Equity
										Plan	Incentive
	Option Awards									Awards:	Plan Awards:
			Equity Incentive							Number of	Market or
			Plan Awards:						Market	Unearned	Payout Value
	Number of	Number of	Number of				Number of		Value of	Shares,	of Unearned
	Securities	Securities	Securities				Shares or		Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying				Units of		Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Grant	Expiration	Have Not		Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options (#)	Price	Date	Date	Vested		Vested	Vested	Vested
Name (a)	(b)(1)	(c)	(d)	($)(e)	(f)	(g)	(#)(h)		($)(i)(3)	(#)(j)	($)(k)

Colin V. Reed	500,000			$25.25	4/23/01	4/23/11
	155,000			26.10	5/14/02	5/14/12
	115,000			20.03	2/6/03	2/6/13
	56,250	18,750		29.01	2/5/04	2/5/14
	37,500	37,500		40.22	2/9/05	2/9/15
	18,750	56,250		44.30	2/8/06	2/8/16
		75,000		56.14	2/7/07	2/7/17
							170,000	(2)	$6,879,900
David C. Kloeppel	200,000			28.13	9/4/01	9/4/11
	20,000			22.95	2/11/02	2/11/12
	45,000			20.03	2/6/03	2/6/13
	22,500	7,500		29.01	2/5/04	2/5/14
	15,000	15,000		40.22	2/9/05	2/9/15
	7,500	22,500		44.30	2/8/06	2/8/16
		30,000		56.14	2/7/07	2/7/17
							8,000	(4)	323,760
							70,000	(2)	2,832,900
John P. Caparella	25,000			22.51	12/4/01	12/4/11
	16,000			20.03	2/6/03	2/6/13
	7,500	2,500		29.01	2/5/04	2/5/14
	7,500	7,500		40.22	2/9/05	2/9/15
	3,375	10,125		44.30	2/8/06	2/8/16
		30,000		56.14	2/7/07	2/7/17
							35,000	(2)	1,416,450
Mark Fioravanti	32,500			20.30	8/12/02	8/12/12
	16,000			20.03	2/6/03	2/6/13
	7,500	2,500		29.01	2/5/04	2/5/14
	11,250	3,750		31.13	5/6/04	5/6/14
	10,000	10,000		40.22	2/9/05	2/9/15
	3,375	10,125		44.30	2/8/06	2/8/16
		10,000		56.14	2/7/07	2/7/17	35,000	(2)	1,416,450
							1,000	(5)	40,470
Carter R. Todd	−0−	2,500		29.01	2/5/04	2/5/14
	5,000	5,000		40.22	2/9/05	2/9/15
	2,500	7,500		44.30	2/8/06	2/8/16
		10,000		56.14	2/7/07	2/7/17	22,500	(2)	910,575

(1)	Represents options granted pursuant to the Company’s equity incentive plans. These options, all of which have a term of 10 years from the grant date, vest in equal installments on the first, third, second and fourth anniversary of the grant date.

(2)	Represents shares issuable upon vesting of restricted stock unit awards issued pursuant to the PARSUP Program, which vested (unless deferred) on February 1, 2008. See “Compensation Discussion and Analysis — Compensation Programs for 2007” for a summary of the vesting and other requirements of the restricted stock units awarded pursuant to the PARSUP Program.

(3)	The market value of the restricted shares and restricted stock unit awards set forth in this column (h) is determined based on the closing market price of the Company’s common stock on December 31, 2007, which was $40.47.

(4)	On May 4, 2005, Mr. Kloeppel was awarded 16,000 restricted shares of the Company’s common stock. The restrictions upon these shares lapse in four equal installments on the first, second, third and fourth anniversaries of the award date. As of December 31, 2007, 8,000 shares of the restricted stock held by Mr. Kloeppel remained subject to the lapse of restrictions.

(5)	On May 6, 2004, Mr. Fioravanti was awarded 4,000 restricted shares of the Company’s common stock. The restrictions upon these shares lapse in four equal installments on the first, second, third and fourth anniversaries of the award date. As of December 31, 2007, 1,000 shares of the restricted stock held by Mr. Fioravanti remained subject to the lapse of restrictions.

OPTION EXERCISES AND STOCK VESTED AS OF FISCAL YEAR END DECEMBER 31, 2007

The following table provides information related to option exercises by the named executive officers, and the vesting of such officers’ restricted stock, in 2007.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on		Acquired on	Value Realized on
	Exercise	Value Realized on	Vesting	Vesting
	(#)	Exercise ($)	(#)	($)
Name (a)	(b)	(c)(1)	(d)	(c)(2)

Colin V. Reed	−0−	−0−	−0−	−0−
David C. Kloeppel	−0−	−0−	4,000	$223,360
John Caparella	18,000	$525,990	−0−	−0−
Mark Fioravanti	−0−	−0−	3,000	155,560
Carter R. Todd	6,500	203,945	2,000	99,300

(1)	With respect to exercised stock options, value realized on exercise is determined by multiplying the number of shares of common stock issued upon exercise of stock options by the difference between the option exercise price and the closing price of the Company’s common stock on the day immediately preceding the date of exercise.

(2)	With respect to vested restricted stock, value realized upon vesting is determined by multiplying the number of shares of restricted stock vesting by the closing price of the Company’s common stock on the day immediately preceding the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table includes information about our equity compensation plans as of December 31, 2007:

	Number of Securities		Number of Securities
	to be Issued Upon	Weighted Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	3,668,728	$33.62	2,277,354
Equity compensation plans not approved by security holders	—	—	—

PENSION BENEFITS

None of the Company’s named executive officers participate in the defined benefit plan maintained by the Company.

NONQUALIFIED DEFERRED COMPENSATION

Supplemental Deferred Compensation Plan

The table set forth below shows the salary deferrals, Company matching obligations, earnings and account balances for the named executive officers in the Company’s Supplemental Deferred Compensation Plan. The plan allows eligible participants (including all named executive officers) to defer:

•	All or a portion of their annual bonus; and

•	Up to 40% of their base salary reduced by the percentage deferred into the 401(k) Savings Plan.

The Company makes matching contributions of 100% of each participant’s contributions, up to five percent of the participant’s contributions (reduced by the percentage deferred into the 401(k) Savings Plan).

Account balances may be invested in hypothetical investments selected by the executive from an array of investment options mirroring the funds in the Company’s 401(k) Savings Plan, with the exception of Company stock. Participants can daily change their investment selections prospectively by contacting the 401(k) Savings Plan’s trustee in the same manner that applies to participants in the 401(k) Savings Plan.

When participants elect to defer amounts into the Supplemental Deferred Compensation Plan, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year — whether or not employment has then ended — or at a time that begins at or after the executive’s retirement or separation. Distributions can be made in a lump sum or up to 15 annual installments. However, soon after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum — without regard to his or her election — if the balance is $10,000 or less.

The table set forth below shows the named executive officers’ salary deferrals, Company matching obligations, earnings and account balances for the named executive officers in 2007:

				Aggregate
	Executive	Registrant		Withdrawals/
	Salary	Matching	Aggregate	Distributions in	Aggregate
	Deferrals in	Obligations	Earnings	Last FY	Balance
	Last FY ($)	in Last FY ($)	in Last FY ($)	($)	at Last FY ($)
Name (a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)(4)

Colin V. Reed	$527,891	$86,768	$274,959	—	$4,059,770
David C. Kloeppel	53,948	53,948	9,848	—	283,077
John P. Caparella	16,659	5,553	−0−	—	213,156
Mark Fioravanti	15,041	5,597	5,608	—	225,512
Carter R. Todd	−0−	−0−	11,128	—	370,651

(1)	Of the amount set forth in column (b), the following amounts are reported as compensation in the Summary Compensation Table for 2007: Mr. Reed — $221,263; Mr. Kloeppel — $26,427; Mr. Caparella — $0; Mr. Fioravanti — $15,041; and Mr. Todd — $0. The remaining amounts were deferred in connection with the executives’ cash incentive bonuses with respect to the 2006 fiscal year which were paid in 2007.

(2)	Of the amount set forth in column (c), the following amounts are reported as compensation in the Summary Compensation Table for 2007: Mr. Reed — $37,708; Mr. Kloeppel — $26,427; Mr. Caparella — $0; Mr. Fioravanti — $5,597; and Mr. Todd — $0. The remaining amounts were contributed in connection with the deferrals made with the executives’ cash incentive bonuses with respect to the 2006 fiscal year which were paid in 2007.

(3)	None of the amounts set forth in column (d) are reported as compensation in the Summary Compensation Table for 2007 as a result of the fact that above-market or preferential earnings are not available under the plan.

(4)	Of the amount set forth in column (f), the following amounts have previously been reported as compensation in the Company’s Summary Compensation Table in 2007 and/or previous years (or would have been reported had the named executive officer been included in the Company’s Summary

Compensation Table in all previous years): Mr. Reed — $2,835,954; Mr. Kloeppel — $128,900; Mr. Caparella — $113,161; Mr. Fioravanti — $123,260; and Mr. Todd — $238,626.

Supplemental Executive Retirement Plan

Mr. Reed’s April 23, 2001 employment agreement with the Company established a Custom Non-Qualified Mid-Career Supplemental Employee Retirement Plan (the “SERP”) for Mr. Reed. The initial retirement benefit under the SERP was $2.5 million, vesting at the rate of 25% per year beginning on April 23, 2001 (fully vesting on April 23, 2005). In 2004, as part of an amendment to Mr. Reed’s employment agreement extending his employment term, the Company agreed to adjust the initial SERP benefit for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. Also as part of this amendment, the Company agreed to pay Mr. Reed an additional retirement benefit under the SERP of $1.0 million, as adjusted beginning April 23, 2005 for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. This additional SERP benefit vests at the rate of 20% per year, fully vesting on May 1, 2010.

On February 4, 2008, the Company and Mr. Reed entered into a new employment agreement, with an initial term of two years, with automatic renewal terms of two years each (unless either party provides the other with prior notice of non-renewal). Mr. Reed’s new employment agreement provides that if his employment with the Company is terminated for any reason, Mr. Reed would be entitled to receive the initial SERP benefit, as adjusted. In addition, if Mr. Reed’s employment with the Company is terminated prior to expiration of his new employment agreement:

•	for “cause” (as defined in “Potential Payments on Termination or Change of Control” below), or if Mr. Reed resigns without “good reason” (as defined in “Potential Payments on Termination or Change of Control” below), including by reason of Mr. Reed’s retirement, he would not be entitled to any portion of the additional SERP benefit, as adjusted;

•	by reason of death or “disability” (as defined in “Potential Payments on Termination or Change of Control” below), Mr. Reed would be entitled to the portion of the additional SERP benefit, as adjusted, vested as of the date of termination;

•	without cause, or if Mr. Reed resigns for good reason, he would be entitled to the portion of the additional SERP benefit, as adjusted, vesting within two years of the date of termination; or

•	without cause, or if Mr. Reed resigns for good reason, within one year of a “change of control” (as defined in “Potential Payments on Termination or Change of Control” below) of the Company, he would be entitled to the immediate vesting of the entire additional SERP benefit, as adjusted.

See “Potential Payments on Termination or Change of Control” below for an estimate of the potential payout of Mr. Reed’s additional SERP benefit, as adjusted, assuming that Mr. Reed’s employment was terminated as of December 31, 2007 in each of the circumstances described above. Mr. Reed may elect to receive his SERP benefits, as adjusted, in the form of one lump sum payment or in the form of up to 15 equal annual installments.

The table set forth below shows the salary deferrals, Company matching obligations, earnings and account balances with respect to Mr. Reed’s SERP benefit in 2007. For purposes hereof the Company has summarized Mr. Reed’s SERP benefit using the disclosure format prescribed by the Securities and Exchange Commission for nonqualified deferred compensation (under Item 402(i) of Regulation S-K) rather than pension benefits due to the fact that this SERP benefit more closely resembles a “defined contribution” award than a “defined benefit” award. This determination was based on the fact that the SERP benefit is based solely on the amounts contributed by the Company to the plan on Mr. Reed’s behalf and the hypothetical investment earnings and losses on such contributions attributable to the performance of mutual funds selected by Mr. Reed.

Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
	Salary	Contributions	Earnings in	Distributions in	Balance
Name	Deferrals	in Last FY ($)	Last FY ($)	Last FY ($)	at Last FY ($)
(a)	in Last FY ($) (b)	(c)(1)	(d)(2)	(e)	(f)(3)

Colin V. Reed	—	—	$371,122 (2)	—	$4,457,145 (3)

(1)	As described above, the Company has an obligation to pay to Mr. Reed the initial SERP benefit and the additional SERP benefit, as adjusted for hypothetical investment earnings or losses. None of these amounts have been reported as compensation in the Summary Compensation Table for 2007 or previous years.

(2)	Represents hypothetical investment earnings for both the initial SERP benefit and the additional SERP benefit in 2007. None of the amounts set forth in column (d) are reported as compensation in the Summary Compensation Table for 2007 as a result of the fact that above-market or preferential earnings are not available with respect to the SERP.

(3)	Represents the value of both the initial SERP benefit and the additional SERP benefit, as adjusted, as of December 31, 2007. Mr. Reed is fully vested with respect to $3,857,145 of this amount.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

In February 2008 each of the Company’s named executive officers entered into a new employment agreement with the Company with an initial term of two years, with automatic renewal terms of two years each (unless either party provides the other party with prior notice of non-renewal). Each named executive officer’s employment agreement governs the terms of his cash compensation upon termination. In addition, the provisions of such agreement, his equity incentive award agreements and the terms of the Company’s incentive and other benefit plans provide for the payment of certain amounts to each named executive officer upon termination. Payments of these amounts generally are conditioned upon the officer’s compliance with the other provisions of his employment or severance agreement, which include limitations upon his use and disclosure of confidential information, restrictions on solicitation of employees and interference with the Company’s business opportunities, and an obligation not to compete with the business of the Company for a specified period following termination of employment. Mr. Reed’s previous employment agreement with the Company did not include an obligation on the part of Mr. Reed not to compete with the business of the Company following termination of his employment.

Description of Potential Payments on Termination or Change of Control

The discussion below outlines the amount of compensation payable to each of the named executive officers of the Company in the event of a termination of employment or following a change of control, as stated in each named executive officer’s new employment agreement with the Company. Except as otherwise noted, the discussion below applies to each of the named executive officers.

Payments Made Upon Any Termination of Employment.  Regardless of the manner in which a named executive officer’s employment with the Company is terminated, he will be entitled to receive the following amounts:

•	accrued but unpaid base salary through the date of termination;

•	any unpaid portion of any annual cash bonus for prior calendar years;

•	accrued but unpaid vacation pay, unreimbursed employment-related expenses and any other benefits owed to the executive under the Company’s employee benefit plans or policies;

•	his vested 401(k) Savings Plan and Supplemental Deferred Compensation Plan account balances; and

•	in the case of Mr. Reed, all of his initial SERP benefit, as adjusted, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan” above.

Payments Made Upon Termination of a Named Executive Officer for Cause.  The Company may terminate each named executive officer for “cause”, which is defined as:

•	fraud, self-dealing, embezzlement or dishonesty in the course of his employment, or any conviction of a crime involving moral turpitude;

•	his failure to comply with any valid and legal Company directive, or any material uncured breach of his obligations under his employment or severance agreement; or

•	his failure to adequately perform his responsibilities, as demonstrated by objective and verifiable evidence showing that the business operations under his control have been materially harmed as a result of his gross negligence or willful misconduct.

If a named executive officer were terminated for cause, he would not be entitled to receive any amounts other than as listed under “Payments Made Upon Any Termination of Employment” above.

Payments Made Upon Resignation of a Named Executive Officer without Good Reason.  Each named executive officer may resign at any time. If his resignation were not for “good reason” (as defined below), he would not be entitled to receive any amounts other than as listed under “Payments Made Upon Any Termination of Employment” above.

The term “good reason” is defined under each named executive officer’s employment agreement as:

•	any adverse change in his position or title (whether or not approved by the Board of Directors), an assignment over his reasonable objection to any duties materially inconsistent with his current status or a substantial adverse alteration in the nature of his responsibilities;

•	a reduction in his annual base salary;

•	the Company’s failure to pay any portion of his current compensation or vacation pay, or the Company’s failure to continue in effect any material compensatory plan (or an equivalent alternative) in which he may participate;

•	a requirement that he permanently relocate his principal place of employment with the Company to another location;

•	the Company’s failure to provide him with, or material reduction of, an insurance, retirement savings and other benefits package substantially similar to those enjoyed by the Company’s other senior executives in which he is entitled to participate; or

•	a material uncured breach of the Company’s obligations under the employment agreement.

Payments Made Upon Death or Disability of a Named Executive Officer.  In the event of a named executive officer’s death or “disability” (defined as a physical or mental incapacity rendering him unable to perform his job duties for 90 consecutive days or for a total of 180 days in any 12 months), he (or his estate, as applicable) would be entitled to:

•	all amounts under “Payments Made Upon Any Termination of Employment” above;

•	a pro-rata portion of the executive’s annual cash bonus, if any, for the year in which termination occurred;

•	receive payments under the Company’s disability insurance or life insurance plans, as applicable;

•	the acceleration and immediate release of restrictions with respect to his outstanding restricted stock grants;

•	the accelerated vesting of all outstanding stock option awards (with an exercise period equal to the stated expiration date of the awards);

•	in the case of Mr. Reed, a pro-rata portion of his additional SERP benefit, as adjusted, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan” above; and

•	in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate such coverage (or non-payment or premiums), their death or the Company’s cessation of health care coverage to its employees.

Payments Made Upon Termination of a Named Executive Officer Without Cause or Resignation of a Named Executive Officer for Good Reason (Other Than Within One Year Following a Change of Control).  In the event of a named executive officer’s termination without cause (or resignation for good reason), other than within one year following a designated “change of control” of the Company, he would be entitled to:

•	all amounts under “Payments Made Upon Any Termination of Employment” above;

•	the following severance payment:

Mr. Reed,
Mr. Kloeppel and	Mr. Fioravanti and
Mr. Caparella	Mr. Todd

two times base salary in the year of termination, plus two times the annual cash incentive bonus for the previous year	one times base salary in the year of termination, plus one times the annual cash incentive bonus for the previous year

•	in the case of Mr. Fioravanti and Mr. Todd, a pro rata portion of the executive’s annual cash bonus, if any, for the year in which termination occurred;

•	with respect to the restricted stock unit awards granted on February 4, 2008, a pro rata share (based on a four year vesting period) of such awards in the event performance targets for such award are satisfied on February 4, 2012 or if the award is otherwise vested. In addition, prior to their vesting on February 1, 2008, each named executive officer would have generally been entitled to their 2003 PARSUP Program restricted stock unit awards had they been terminated without cause or resigned for good reason after February 1, 2007;

•	the immediate release of all restrictions with respect to the following restricted stock awards:

Mr. Reed,
Mr. Kloeppel and	Mr. Fioravanti and
Mr. Caparella	Mr. Todd

all awards with restrictions scheduled to lapse within two years of termination	all awards with restrictions scheduled to lapse within one year of termination

•	the ability to exercise all stock option awards vested as of termination, as well as the accelerated vesting and ability to exercise the following additional awards:

Mr. Reed,
Mr. Kloeppel and	Mr. Fioravanti and
Mr. Caparella	Mr. Todd

all unvested stock option awards held at termination scheduled to vest within two years of termination	all unvested stock option awards held at termination scheduled to vest within one year of termination

Mr. Reed, Mr. Kloeppel and Mr. Caparella will have two years from termination to exercise the awards. Mr. Fioravanti and Mr. Todd will have one year from termination to exercise the awards. Additionally, if either Mr. Fioravanti or Mr. Todd is terminated prior to February 4, 2009, he will be entitled to the immediate vesting of 33% of the stock options granted on February 4, 2008;

•	in the case of Mr. Reed, that portion of his additional SERP benefit, as adjusted, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan” above;

•	in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate such coverage (or non-payment or premiums), their death or the Company’s cessation of health care coverage to its employees; and

•	continuation of a monthly car allowance for, in the case of Messrs. Reed, Kloeppel and Caparella, two years following termination, and in the case of Messrs. Fioravanti and Todd, one year following termination.

Payments Made Upon a Termination Without Cause or Resignation for Good Reason Within One Year Following a Change of Control.  In the event of a named executive officer’s termination without cause or resignation for good reason, as defined above, within one year following a designated change of control of the Company, he would be entitled to receive:

•	all amounts under “Payments Made Upon Any Termination of Employment” above;

•	a lump-sum severance payment equal to three times his base salary for the year in which termination occurred, plus a payment equal to three times his highest annual cash incentive bonus for the preceding three years;

•	an amount equal to any federal or state excise or other taxes charged to him as a result of the receipt of any change of control payments;

•	the immediate release of restrictions with respect to all restricted stock awards;

•	the ability to exercise all stock option awards vested as of termination, as well as the accelerated vesting and ability to exercise all unvested stock option awards. Mr. Reed will have two years from termination to exercise the awards, and Messrs. Kloeppel, Caparella, Fioravanti and Todd will have three years from termination to exercise the awards;

•	in the case of Mr. Reed, all of his additional SERP benefit, as adjusted, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Plan” above;

•	in the case of Messrs. Kloeppel, Caparella, Fioravanti and Todd, continuation of health care coverage at employee rates for a period of three years following termination, as well as continuation of a monthly car allowance and an annual allowance for financial planning assistance and executive physical examination fees for three years following termination; and

•	in the case of Mr. Reed, (i) continuation of a monthly car allowance for three years following termination and (ii) continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate such coverage (or non-payment of premiums), their death or the Company’s cessation of health care coverage to its employees.

Under the terms of each named executive officer’s employment agreement, a “change of control” is deemed to occur if:

•	any person, other than the Company, a wholly-owned subsidiary, a benefit plan of the Company or certain affiliates, becomes the beneficial owner of 35% or more of the outstanding voting stock of the Company;

•	a majority of the incumbent members of the Board of Directors cease to serve on the Board without the consent of the incumbent Board;

•	following a merger, tender or exchange offer, other business combination or contested election, the holders of the Company’s stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity; or

•	the Company sells all or substantially all of its assets.

Summary of Potential Payments on Termination or Change of Control

The tables below estimate the potential payments upon termination or a change of control of the Company for each named executive officer, assuming that the new employment agreement for each named executive officer was in effect as of December 31, 2007, the triggering event took place on December 31, 2007, and the price per share of the Company’s common stock was $40.47 (the closing price per share of the

Company’s stock on December 31, 2007). The table below does not take into account the restricted stock units and stock options awarded to each named executive officer on February 4, 2008. The actual amounts to be paid out to a named executive officer can only be determined at the time of the named executive officer’s termination of employment with the Company.

Colin V. Reed.  The following table shows the potential payments described above for Mr. Reed:

	Involuntary				Involuntary		Involuntary
	Termination for				Termination		Termination
	Cause or				Without		Without Cause or
	Resignation				Cause or		Resignation for
	Without		Death or		Resignation		Good Reason
	Good Reason	Retirement	Disability		for Good Reason		Upon a Change
Benefits and Payments Upon Separation	($)	($)	($)		($)		of Control ($)

Cash Severance Payment	—	−0−	−0−		$4,202,626	(6)	$6,303,939	(7)
Non-Equity Incentive Compensation(1)	—	−0−	$1,060,266		−0−		0−
Accelerated Vesting of Stock Option Awards(2)	—	−0−	224,250		224,250		224,250
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	−0−	−0−		−0−		−0−
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	$6,879,900	6,879,900		6,879,900		6,879,900
Accelerated Vesting of Additional SERP Benefit(5)	—	−0−	673,470		1,273,470		1,273,470
Other Benefits and Perquisites	—	−0−	101,880	(8)	130,680	(9)	145,080	(10)
Excise Tax and Gross-Up	—	−0−	−0−		−0−		2,752,743

(1)	Reflects the non-equity incentive bonus for the 2007 fiscal year paid in February 2008, which is also included in the Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options.

(3)	No restricted stock awards were held by Mr. Reed as of December 31, 2007.

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon of conversion of PARSUP award by the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange). These PARSUP awards were scheduled to vest fully on February 1, 2008, although pursuant to the terms of PARSUP Program Mr. Reed deferred vesting of the PARSUP award.

(5)	Represents the dollar value of the additional SERP benefit, as adjusted, payable to Mr. Reed upon each above-listed event of termination, described in “Nonqualified Deferred Compensation — Supplemental Executive Retirement Benefit” above.

(6)	Amount equal to two times Mr. Reed’s base salary in effect at December 31, 2007 plus two times Mr. Reed’s cash incentive bonus for the 2006 fiscal year.

(7)	Amount equal to three times Mr. Reed’s base salary in effect at December 31, 2007 plus three times Mr. Reed’s highest incentive cash bonus for the preceding three years.

(8)	Represents the continuation of the Company’s standard level of health insurance coverage for Mr. Reed and his spouse for a period of 15 years (assuming a life expectancy for Mr. Reed of 75 years and assuming an annual cost to the Company of $6,792, which was the cost to the Company of providing these benefits to Mr. Reed in 2007).

(9)	Consists of: (i) $101,880, which represents continuation of the Company’s standard level of health insurance coverage for Mr. Reed and his spouse for a period of 15 years (using the assumptions described in footnote (8) above); and (ii) $28,800, which represents continuation of Mr. Reed’s monthly car allowance for two years following termination.

(10)	Consists of: (i) $101,880, which represents continuation of the Company’s standard level of health insurance coverage for Mr. Reed and his spouse for a period of 15 years (using the assumptions described in footnote (8) above); and (ii) $43,200, which represents continuation of Mr. Reed’s monthly car allowance for three years following termination.

David C. Kloeppel.  The following table shows the potential payments described above for Mr. Kloeppel:

						Involuntary
						Termination
						Without
						Cause or
				Involuntary		Resignation
	Involuntary			Termination		for Good
	Termination for			Without		Reason
	Cause or			Cause or		Upon a
	Resignation		Death or	Resignation		Change of
	Without Good	Retirement	Disability	for Good		Control
Benefits and Payments Upon Separation	Reason ($)	($)	($)	Reason ($)		($)

Cash Severance Payment	—	—	−0−	$2,150,842	(5)	$3,226,263	(6)
Non-Equity Incentive Compensation(1)	—	—	$485,021	−0−		−0−
Accelerated Vesting of Stock Option Awards(2)	—	—	89,700	89,700		89,700
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	—	323,760	323,760		323,760
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	—	2,832,900	2,832,900		2,832,900
Other Benefits and Perquisites	—	—	−0−	24,000	(7)	94,026	(8)
Excise Tax and Gross-Up	—	—	−0−	−0−		1,228,857

(1)	Reflects the non-equity incentive bonus for the 2007 fiscal year paid in February 2008, which is also included in the Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options.

(3)	Accelerated lapse of restrictions on outstanding restricted stock awards is calculated by multiplying the applicable number of shares of restricted stock by the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange).

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon of conversion of PARSUP award by the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange). These PARSUP awards vested fully on February 1, 2008 and as such are no longer outstanding.

(5)	Amount equal to two times Mr. Kloeppel’s base salary in effect at December 31, 2007 plus two times Mr. Kloeppel’s cash incentive bonus for the 2006 fiscal year.

(6)	Amount equal to three times Mr. Kloeppel’s base salary in effect at December 31, 2007 plus three times Mr. Kloeppel’s highest incentive cash bonus for the preceding three years.

(7)	Represents the continuation of Mr. Kloeppel’s monthly car allowance for two years following termination.

(8)	Consists of: (i) $28,026, which represents the continuation of the Company’s standard level of health insurance coverage for Mr. Kloeppel for three years following termination (assuming an annual cost to the Company of $9,342, which was the cost to the Company of providing these benefits to Mr. Kloeppel in

2007); (ii) $36,000, which represents continuation of Mr. Kloeppel’s monthly car allowance for three years following termination; (iii) $15,000, which represents the maximum allowance for financial counseling services to Mr. Kloeppel for three years following termination; and (iv) $15,000, which represents the maximum allowance for executive physical examination fees to Mr. Kloeppel for three years following termination.

John P. Caparella.  The following table shows the potential payments described above for Mr. Caparella:

						Involuntary
				Involuntary		Termination
	Involuntary			Termination		Without Cause or
	Termination for			Without		Resignation for
	Cause or			Cause or		Good Reason
	Resignation		Death or	Resignation		Upon a Change
	Without Good	Retirement	Disability	for Good		of Control
Benefits and Payments Upon Separation	Reason ($)	($)	($)	Reason ($)		($)

Cash Severance Payment	—	—	−0−	$1,405,305	(5)	$2,107,962	(6)
Non-Equity Incentive Compensation(1)	—	—	$314,461	−0−		−0−
Accelerated Vesting of Stock Option Awards(2)	—	—	30,525	30,525		30,525
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	—	−0−	−0−		−0−
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	—	1,416,450	1,416,450		1,416,450
Other Benefits and Perquisites	—	—	−0−	24,000	(7)	90,471	(8)
Excise Tax and Gross-Up	—	—	−0−	−0−		707,109

(1)	Reflects the non-equity incentive bonus for the 2007 fiscal year paid in February 2008, which is also included in the Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options.

(3)	No restricted stock awards were held by Mr. Caparella as of December 31, 2007.

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon of conversion of PARSUP award by the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange). These PARSUP awards vested fully on February 1, 2008 and as such are no longer outstanding.

(5)	Amount equal to two times Mr. Caparella’s base salary in effect at December 31, 2007 plus two times Mr. Caparella’s cash incentive bonus for the 2006 fiscal year.

(6)	Amount equal to three times Mr. Caparella’s base salary in effect at December 31, 2007 plus three times Mr. Caparella’s highest incentive cash bonus for the preceding three years.

(7)	Represents the continuation of Mr. Caparella’s monthly car allowance for two years following termination.

(8)	Consists of: (i) $24,471, which represents the continuation of the Company’s standard level of health insurance coverage for Mr. Caparella for three years following termination (assuming an annual cost to the Company of $8,157, which was the cost to the Company of providing these benefits to Mr. Caparella in 2007); (ii) $36,000, which represents continuation of Mr. Caparella’s monthly car allowance for three years following termination; (iii) $15,000, which represents the maximum allowance for financial counseling services to Mr. Caparella for three years following termination; and (iv) $15,000, which represents the maximum allowance for executive physical examination fees to Mr. Caparella for three years following termination.

Mark Fioravanti.  The following table shows the potential payments described above for Mr. Fioravanti:

						Involuntary
						Termination
						Without
	Involuntary			Involuntary		Cause or
	Termination for			Termination		Resignation
	Cause or			Without		for Good
	Resignation			Cause or		Reason Upon
	Without		Death or	Resignation		a Change
	Good Reason	Retirement	Disability	for Good		of Control
Benefits and Payments Upon Separation	($)	($)	($)	Reason ($)		($)

Cash Severance Payment	—	—	−0−	$250,000	(5)	$1,056,089	(6)
Non-Equity Incentive Compensation(1)	—	—	$180,063	180,063		−0−
Accelerated Vesting of Stock Option Awards(2)	—	—	66,175	66,175		66,175
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	—	40,470	40,470		40,470
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	—	1,416,450	1,416,450		1,416,450
Other Benefits and Perquisites	—	—	−0−	12,000	(7)	71,889	(8)
Excise Tax and Gross-Up	—	—	−0−	−0−		−0−

(1)	Reflects the non-equity incentive bonus for the 2007 fiscal year paid in February 2008, which is also included in the Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options.

(3)	Accelerated lapse of restrictions on outstanding restricted stock awards is calculated by multiplying the applicable number of shares of restricted stock by the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange).

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon of conversion of PARSUP award by the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange). These PARSUP awards vested fully on February 1, 2008 and as such are no longer outstanding.

(5)	Amount equal to one times Mr. Fioravanti’s base salary in effect at December 31, 2007 plus one times Mr. Fioravanti’s cash incentive bonus for the 2006 fiscal year.

(6)	Amount equal to three times Mr. Fioravanti’s base salary in effect at December 31, 2007 plus three times Mr. Fioravanti’s highest incentive cash bonus for the preceding three years.

(7)	Represents the continuation of Mr. Fioravanti’s monthly car allowance for one year following termination.

(8)	Consists of: (i) $17,889, which represents the continuation of the Company’s standard level of health insurance coverage for Mr. Fioravanti for three years following termination (assuming an annual cost to the Company of $5,963, which was the cost to the Company of providing these benefits to Mr. Fioravanti in 2007); (ii) $36,000, which represents continuation of Mr. Fioravanti’s monthly car allowance for three years following termination; (iii) $9,000, which represents the maximum allowance for financial counseling services to Mr. Fioravanti for three years following termination; and (iv) $9,000, which represents the maximum allowance for executive physical examination fees to Mr. Fioravanti for three years following termination.

Carter R. Todd.  The following table shows the potential payments described above for Mr. Todd:

						Involuntary
						Termination
						Without
				Involuntary		Cause or
				Termination		Resignation
	Involuntary			Without		for Good
	Termination for			Cause or		Reason Upon
	Cause or Resignation		Death or	Resignation		a Change
Benefits and Payments Upon	Without Good Reason	Retirement	Disability	for Good Reason		of Control
Separation	($)	($)	($)	($)		($)

Cash Severance Payment	—	—	−0−	$453,459	(5)	$1,360,377	(6)
Non-Equity Incentive Compensation(1)	—	—	$173,459	173,459		−0−
Accelerated Vesting of Stock Option Awards(2)	—	—	29,900	29,900		29,900
Accelerated Lapse of Restrictions on Restricted Stock Awards(3)	—	—	−0−	−0−		−0−
Accelerated Lapse of Restrictions on PARSUP Awards(4)	—	—	910,575	910,575		910,575
Other Benefits and Perquisites	—	—	−0−	12,000	(7)	82,026	(8)
Excise Tax and Gross-Up	—	—	−0−	−0−		−0−

(1)	Reflects the non-equity incentive bonus for the 2007 fiscal year paid in February 2008, which is also included in the Summary Compensation Table above.

(2)	Accelerated vesting of stock option amounts is calculated as the difference between the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange) and the respective exercise prices of the in-the-money unvested stock options.

(3)	Accelerated lapse of restrictions on outstanding restricted stock awards is calculated by multiplying the applicable number of shares of restricted stock by the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange).

(4)	Accelerated lapse of restrictions on outstanding PARSUP awards is calculated by multiplying the applicable number of shares of common stock issuable upon of conversion of PARSUP award by the closing market price of our common stock on December 31, 2007 ($40.47 per share as reported on the New York Stock Exchange). These PARSUP awards vested fully on February 1, 2008 and as such are no longer outstanding.

(5)	Amount equal to one times Mr. Todd’s base salary in effect at December 31, 2007 plus one times Mr. Todd’s cash incentive bonus for the 2006 fiscal year.

(6)	Amount equal to three times Mr. Todd’s base salary in effect at December 31, 2007 plus three times Mr. Todd’s highest incentive cash bonus for the preceding three years.

(7)	Represents the continuation of Mr. Todd’s monthly car allowance for one year following termination.

(8)	Consists of: (i) $28,026, which represents the continuation of the Company’s standard level of health insurance coverage for Mr. Todd for three years following termination (assuming an annual cost to the Company of $9,342, which was the cost to the Company of providing these benefits to Mr. Todd in 2007); (ii) $36,000, which represents continuation of Mr. Todd’s monthly car allowance for three years following termination; (iii) $9,000, which represents the maximum allowance for financial counseling services to Mr. Todd for three years following termination; and (iv) $9,000, which represents the maximum allowance for executive physical examination fees to Mr. Todd for three years following termination.

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information About Our Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm. Our independent registered public accounting firm will audit our consolidated financial statements for 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008. This appointment has been submitted for your ratification. If you do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider their appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.

Fee Information

The following table presents fees for audit, audit-related, tax and other services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the years ended December 31, 2007 and 2006:

	2007	2006

Audit Fees	$1,092,132	$1,286,809
Audit-Related Fees	228,737	−0−
Tax Fees	430,613	242,736
All Other Fees	−0−	−0−

	$1,751,482	$1,529,545

The fees for audit services during 2007 and 2006 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the Securities and Exchange Commission and reviews of our 2007 and 2006 quarterly financial statements. Fees for audit-related services in 2007 consist of work performed in connection with separate audits of the financial statements of disposed operations. Fees for tax services relate to tax compliance matters, tax advice and planning, and tax assistance with transactions contemplated or completed by us during 2007 and 2006. There were no fees for other services provided by Ernst & Young LLP in 2007 or 2006. Ernst & Young LLP did not provide professional services during 2007 or 2006 related to financial information systems design and implementation.

Audit Committee Pre-Approval Policy

All audit, audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for pre-approval of audit, audit-related services, tax services and other services specifically described by the Audit Committee on an annual basis, and individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal. Broker nonvotes will not affect this proposal, provided that a quorum has been established. However, as discussed elsewhere in this proxy statement, both abstentions and broker nonvotes will factor into the determination of the existence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee operates under a written charter adopted by the Board of Directors on February 4, 2004. The charter can also be found on the Company’s website at www.gaylordentertainment.com under “Corporate Governance” on the Investor Relations page. The charter is also available in print to any stockholder who requests it by making a written request addressed to Gaylord Entertainment Company, Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214. During the fall of 2007 the Audit Committee conducted a self-evaluation in order to assess the effectiveness of the Committee, and at its November 2007 meeting the Audit Committee members discussed the results of the self-evaluation process.

The Audit Committee reviews the financial information provided to stockholders and others, oversees the performance of the internal audit function and the system of internal control over financial reporting which management and the Board of Directors have established, oversees compliance with legal and regulatory requirements by the Company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance. As part of its oversight of the Company’s financial statements, the Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007, and the financial statements for the three years ended December 31, 2007, with management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented; and

•	received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP its independence.

The Audit Committee also has considered whether the provision by Ernst & Young LLP of non-audit services described in “Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm — Fee Information” above is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and Ernst & Young LLP their general preference for conservative policies when a range of accounting options is available.

In performing these functions, the Audit Committee acts in an oversight capacity. The Audit Committee does not complete all of its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, which in its report expresses an opinion on the conformity of the Company’s annual financial statements with generally accepted accounting principles.

In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

R. BRAD MARTIN, CHAIRMAN
MICHAEL J. BENDER
E. K. GAYLORD II
RALPH HORN

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of those forms and certain written representations from reporting persons, we believe that in 2007 all of our executive officers, directors and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

ADDITIONAL INFORMATION

Stockholder Nominations of Candidates for Board Membership

A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder who is a stockholder of record on the record date for the meeting and on the date of notice of the meeting, and who delivers timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee and the proposed nominee’s written consent to nomination, as set forth in our Bylaws.

For a stockholder’s notice to be timely, it must be delivered to or mailed and received at the principal executive offices of the Company: (a) in the case of a nomination to be voted on at an annual meeting, not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders, except that if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, for the stockholder’s notice to be timely, it must be received by the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals for 2009 Annual Meeting

If you would like to submit a proposal for inclusion in our proxy statement for the 2009 annual meeting, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 2, 2008.

If you want to bring business before the 2009 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, our Bylaws require that you meet the eligibility requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and deliver a notice in proper written form to our Secretary by February 5, 2009, but not before January 6, 2009 (or, if the annual meeting is called for a date that is not within 30 days of May 6, 2009, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs). If you bring business before the 2009 annual meeting but the presiding officer of that meeting determines that you did not notify us of that business within the required time period, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting and your business will not be transacted at that meeting.

Requests for Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, excluding certain of the exhibits thereto, may be obtained without charge by writing to the Company’s Investor Relations department at the address set forth below.

Our 2007 Annual Report to Stockholders is being mailed to stockholders with this proxy statement. The Annual Report to Stockholders is not part of the proxy solicitation materials. In certain instances, one copy of the Company’s Annual Report to Stockholders and proxy statement may be delivered to two or more stockholders who share an address. For voting purposes, a separate proxy card will be included for each stockholder at a shared address. Stockholders sharing an address who are receiving multiple copies of the Company’s annual reports or proxy statements may request delivery of a single copy, and stockholders sharing an address who are receiving a single copy of these documents may request delivery of multiple copies. Such requests can be made orally or in writing and should be directed to the attention of Investor Relations at the following address (which is the address of our principal executive offices): Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, (615) 316-6000.

GAYLORD ENTERTAINMENT COMPANY

Proxy for Annual Meeting of Stockholders
to be held on May 6, 2008

Solicited on behalf of the Board of Directors of Gaylord Entertainment Company

The undersigned hereby appoints Colin V. Reed, Ralph Horn and Carter R. Todd and each of them, as proxies, with full power of substitution, to vote all shares that the undersigned would be entitled to cast if personally present at the meeting and any adjournment or postponement thereof at the Annual Meeting of Stockholders of Gaylord Entertainment Company (the “Company”) to be held at the Gaylord National Resort and Convention Center, 201 Waterfront Street, National Harbor, Maryland on Tuesday, May 6, 2008, at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to all shares of the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

If one or more of the proxies named shall be present in person or by substitute at the Annual Meeting or at any adjournments(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

This proxy also provides voting instructions for shares held by Wilmington Trust Company, the Trustee for the Company’s 401(k) Savings Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in this plan. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company’s stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

This card should be voted by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Automatic Data Processing, by 11:59 p.m. Eastern time on May 5, 2008, for all registered shares to be voted and by 11:59 p.m. Eastern time on May 4, 2008, for the Trustee to vote the plan shares.

GAYLORD ENTERTAINMENT COMPANY.

Vote on Directors

1.	Election of Directors.

Nominees: 01) E K Gaylord II 02) E. Gordon Gee 03) Ellen Levine	04) Ralph Horn 05) Michael J. Bender	06) R. Brad Martin 07) Michael D. Rose	08) Colin V. Reed 09) Michael I. Roth

☐	For All
☐	Withhold All
☐	For All Except

To withhold authority to vote for any individual nominee, mark “For All Except” and write the number(s) of the nominee(s) on the line below:

2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In the discretion of the proxies on any other matter that may properly come before said meeting or any adjournment(s) or postponement(s) thereof.

These shares will be voted in accordance with your specifications. If no choice is specified, shares will be voted FOR the election of the nine (9) nominees set forth below, voted FOR ratification of the appointment of the Company’s independent registered public accounting firm, and, in the discretion of the proxies, FOR or AGAINST any other matter that may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, in each case as more fully set forth in the accompanying proxy statement of the Company.

Signature

Date:

Signature (Joint Owners)

Date:

Please date this proxy and sign your name exactly as it appears on the stock certificate. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.